Exhibit 10.50

                                  OFFICE LEASE

                                    between


                    CALIFORNIA PLAZA OF WALNUT CREEK, INC.,

                      a Florida not-for-profit corporation
                                   (Landlord)

                                      and

                             ELECTRONIC ARTS, INC.

                             a Delaware corporation
                                    (Tenant)

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                               TABLE OF CONTENTS

                                  OFFICE LEASE

Article    Title                                                            Page
-------    -----                                                            ----

1          Definitions                                                        1
2          Premises                                                           4
3          Lease Term                                                         5
4          Rental                                                             9
5          Security Deposit                                                  17
6          Use of Premises                                                   17
7          Utilities and Services                                            19
8          Maintenance and Repairs                                           22
9          Alterations, Additions and Improvements                           22
10         Indemnification and Insurance                                     25
11         Damage or Destruction                                             28
12         Condemnation                                                      29
13         [Intentionally Deleted]                                           29
14         Assignment and Subletting                                         30
15         Default and Remedies                                              33
16         Attorneys' Fees; Costs of Suit                                    36
17         Subordination and Attornment                                      37
18         Quiet Enjoyment                                                   39
19         Rules and Regulations                                             39
20         Estoppel Certificates                                             39
21         Entry by Landlord                                                 40
22         Landlord's Lease Undertakings; Transfer of Landlord's Interest    40
23         Holdover Tenancy                                                  41
24         Notices                                                           42
25         Brokers                                                           42
26         Communications and Computer Lines                                 42
27         Parking                                                           43
28         Miscellaneous                                                     44

                                    EXHIBITS

Exhibit "A"        Floor Plan
Exhibit "B"        Work Letter Agreement
Exhibit "C"        Rules and Regulations
Exhibit "D"        Suite Acceptance Letter
Exhibit "E"        Special Suite 600 Period Operating Expenses
Exhibit "F"        Schedule of Janitorial Specifications

                                      (i)
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                                  OFFICE LEASE

         THIS OFFICE LEASE ("Lease"), dated for reference purposes as of February 1, 2001, is made and entered into by and between CALIFORNIA PLAZA OF WALNUT CREEK, lNC., a Florida not-for-profit corporation ("Landlord") and ELECTRONIC ARTS, INC., a Delaware corporation ("Tenant"), upon the following terms and conditions:

                                   ARTICLE 1
                                  DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

         1.01 Building. The term "Building" means the office building and related common areas located at 2121 North California Boulevard, Walnut Creek, California 94956 and commonly known as CALIFORNIA PLAZA together with any related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

         1.02 Premises. The term "Premises" means Suite 600 (consisting of Suite 600, and the former Suites 680 and 690) on the sixth (6th) floor of the Building (hereinafter together referred to as "Suite 600") and Suite 700 on the seventh
(7th) floor of the Building), all as more particularly outlined on the drawing attached hereto as Exhibit "A" and incorporated herein by reference. Provided, however, the Premises do not include any storage area in the Building, any such storage area used by Tenant will be the subject of a separate lease or rental agreement.

         1.03 Net Rentable Area of Building; Rentable Area of the Premises. The phrase "Net Rentable Area of the Building" means three hundred sixty eight thousand two hundred ninety (368,290) rentable square feet. The phrase "Rentable Area of the Premises" shall mean a total of seventy-nine thousand two hundred thirty two (79,232) rentable square feet as follows:

         (A) With respect to Suite 600, forty-two thousand three hundred ninety-eight (42,398) rentable square feet, and

         (B) With respect to Suite 700, thirty-six thousand eight hundred thirty-four (36,834) rentable square feet.

Landlord and Tenant hereby stipulate and agree as to the Net Rentable Area of the Building and the Rentable Area of the Premises, and any subsequent remeasurement of the Building or the Premises shall not affect Tenant's monetary obligations under this Lease. Tenant acknowledges that the Net Rentable Area of the Building and the Rentable Area of the Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

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         1.04 Initial  Lease Term;  Lease Year.  The phrase  "Lease Term" and/or
"Initial Lease Term" shall mean the period between the Commencement Date and the
Expiration  Date  (as  such  terms  are  hereinafter  defined),   unless  sooner
terminated as otherwise provided in this Lease. Each consecutive twelve (12) month period following the Commencement Date shall constitute a "Lease Year." The Initial Lease Term shall consist of eight (8) Lease Years.

         1.05 Commencement Date. The "Commencement Date" means February 1, 2001.

         1.06 Expiration Date. The "Expiration Date" means the date which is the last day of the eighth (8th) Lease Year (the "Expiration Date"). On the Expiration Date, the Initial Lease Term will terminate and expire.

         1.07 Monthly Base Rent. Subject to adjustment as provided in Article 4, the phrase "Monthly Base Rent" shall be in the monthly amounts set forth below, and shall be due and owing on the first (1st) day of each month during each Lease Year of the Initial Lease Term:

                                        Monthly      Monthly        Total
                                        Base Rent    Base Rent      Monthly
Lease Year                              Suite 600    Suite 700      Base Rent
----------                              ---------    ---------      ---------

First Lease Year:
        2/1/01 - 7/31/01:                $61,577.24 + $122,657.22 = $184,234.46
        8/1/01 - 11/30/01:               $62,287.34 + $122,657.22 = $184,944.56
       12/1/01 - 1/31/02:                $62,749.04 + $122,657.22 = $185,406.26

Second Lease Year:
        2/1/02 - 11/30/02:               $62,749.04 + $127,563.51 = $190,312.55
       12/1/02 - 1/31/03:               $141,185.34 + $127,563.51 = $268,748.85

Third Lease Year (2/1/03 - 1/31/04):    $146,832.75 + $132,666.05 = $279,498.80

Fourth Lease Year (2/1/04 - 1/31/05):   $152,706.06 + $137,972.69 = $290,678.75

Fifth Lease Year (2/1/05 - 1/31/06):    $158,814.31 + $143,491.59 = $302,305.90

Sixth Lease Year (2/1/06 - 1/31/07):    $165,166.88 + $149,231.25 = $314,398.13

Seventh Lease Year (2/1/07 - 1/31/08):  $171,773.55 + $155,200.50 = $326,974.05

Eighth Lease Year (2/1/08 - 1/31/09):   $178,644.50 + $161,408.52 = $340,053.02

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         Within  three (3)  business  days from the date  Tenant  executes  this
Lease, Tenant shall pay to Landlord the amount of One Hundred Twenty Two Thousand Six Hundred Fifty Seven and 22/100 Dollars ($122,657.22) as and for an advance payment of Monthly Base Rent for Suite 700 for the first full month of the First Lease Year.

         1.08 Property Taxes and Operating Expenses; Tenant's Percentage Share.

         (A) Suite 600: In connection with Suite 600 only, the phrase "Tenant's Percentage Share (Suite 600)" shall mean eleven and fifty-one hundredths percent (11.51%) with respect to Property Taxes and Operating Expenses for the Building. Tenant shall pay Tenant's Percentage Share (Suite 600) of Property Taxes and Operating Expenses as follows:

                  (i) Special Suite 600 Period (Commencement Date to November 30, 2002). During the period from the Commencement Date up to and including November 30, 2002 (the "Special Suite 600 Period"), Tenant shall pay (on a monthly basis as additional Rent for Suite 600) Tenant's Percentage Share (Suite
600) of Property Taxes and Operating Expenses paid or incurred by Landlord during said Special Suite 600 Period, in estimated monthly installments as determined by Landlord. Provided, however, during the Special Suite 600 Period, Operating Expenses shall only include the items set forth in the "Schedule of Special Suite 600 Operating Expenses" listed in Exhibit "E" attached hereto, and shall be subject to the limitations and adjustments set forth in Exhibit "E".

                  (ii) December 1, 2002 to December 31, 2002. During the period from December 1, 2002 to December 31,2002, Tenant shall pay (on a monthly basis as additional Rent for Suite 600) Tenant's Percentage Share (Suite 600) of Property Taxes and Operating Expenses paid or incurred by Landlord during said period in the same manner and pursuant to the same formula as set forth in
Section 1 .08(A)(i) above.

                  (iii) January 1, 2003 to December 31, 2003. During this period, Tenant shall not be charged for any share of the Property Taxes or Operating Expenses for the Building.

                  (iv) January 1, 2004 to the Expiration Date. Starting on January 1,2004 and during each and every month thereafter during the Initial Lease Term, Tenant shall pay Tenant's Percentage Share (Suite 600) of Property Taxes and Operating Expenses in excess of the Property Taxes and Operating Expenses paid or incurred by Landlord during the Suite 600 Base Year (defined in Section 4.01(A)).

         (B) Suite 700: In connection with Suite 700 only, the phrase "Tenant's Percentage Share (Suite 700)" shall mean ten percent (10.00%) with respect to Property Taxes and Operating Expenses for the Building.

                  (i) January 1, 2002 to the Expiration Date. Starting on January 1, 2002 and during each and every month thereafter during the Initial Lease Term, Tenant shall pay Tenant's Percentage Share (Suite 700) of Property Taxes and Operating Expenses in excess of the
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Property  Taxes and Operating  Expenses paid or incurred by Landlord  during the
Suite 700 Base Year (defined in Section 4.01 (A)).

         (C) All references in this Lease to "Tenant's Percentage Share" shall mean either Tenant's Percentage Share (Suite 600) or Tenant's Percentage Share (Suite 700) as determined during the applicable period set forth above.

         (D) Landlord may redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building.

         1.90 Security Deposit. The phrase "Security Deposit" shall mean Seventy-Five Thousand Fifty-Nine and 50/100 dollars ($75,059.50).

         1.10 Tenant's Permitted Use. The phrase "Tenant's Permitted Use" shall mean general office use including sales, training, and research and development of software products (with related functions).

         1.11 Business Hours. The phrase "Business Hours" shall mean the hours of 7:00 A.M. to 6:00 P.M., Monday through Friday, and 7:00 A.M. to 1:00 P.M. on Saturdays (federal and state holidays excepted). Holidays are defined as the following: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed by such unions.

         1.12 Landlord's Address For Notices. The phrase "Landlord's Address for Notices" shall mean Transwestern Commercial Services, 2121 North California Boulevard, Suite 230, Walnut Creek, California 94596, Attn: Property Manager, telephone: (925)932-3700; facsimile: (925)932-7971.

         1.13 Tenant's Address For Notices. The term "Tenant's Address for Notices" shall mean 2121 North California Boulevard, Suite 600, Walnut Creek, California 94596, Attn: Office Manager, telephone: (925)927-3778; facsimile:
(925)927-3769  (with a  copy to, but  which copy  shall not  constitute  notice:
Electronic Arts, Inc., 209 Redwood Shores Parkway, Redwood City, California 94065, Attn: General Counsel).

         1.14 Brokers. The term "Brokers" means as follows: Cornish & Carey, which represents only the interests of Landlord; and Cushman Realty Corporation, which represents only the interests of Tenant.

                                    ARTICLE 2
                                    PREMISES

         2.01 Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date, Landlord shall deliver the Premises to

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Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit "B."

         2.02 Acceptance of Premises. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose except as expressly set forth herein. To the best of Landlord's knowledge, without inquiry, the Building and Premises comply with Applicable Laws (as defined in
Section 6.02(A)). Tenant currently occupies Suite 600 pursuant to a prior lease agreement ("Prior Lease") which will be terminated on the Commencement Date and replaced by this Lease. Prior to the Commencement Date, Landlord or its designee and Tenant will walk Suite 700 for the purpose of reviewing the condition of the same (and the condition of completion and workmanship of any tenant improvements in the Premises which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter, in the form of Exhibit "D" attached hereto, accepting the Premises.
Except as is expressly set forth in this Section 2.02 or the Work Letter Agreement attached hereto, if any, or as may be expressly set forth in Suite Acceptance Letter, Tenant agrees to accept the Premises and the Building in their respective "as is" physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).

                                   ARTICLE 3
                                   LEASE TERM

         3.01 Lease Term. Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of Suite 700 on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Commencement Date shall nonetheless commence on the date set forth in Section 1.05 but Monthly Base Rent for Suite 700 shall not be due or payable until Suite 700 is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay payment of Monthly Base Rent).

         3.02 Option to Extend Term. Tenant is hereby granted the one-time right and option to extend the Initial Lease Term ("Option to Extend Term") for a single additional period of five (5) consecutive Lease Years ("Extension Period") from and after the Expiration Date. The terms and conditions applicable to the Extension Period shall be the same terms and conditions in effect under the Lease immediately prior to the Extension Period, with the following exceptions: (i) if the Option to Extend Term is exercised for less than all of the Premises, then the exercise must include at least one (1) full floor in the Building (i.e., either the entire Suite 600 and/or the entire Suite 700); (ii) if the Option to Extend Term is exercised for more than one (1) full floor but for less than all of the Premises, then (a) the exercise must include all of Suite 700 and a portion of Suite 600, and (b) Tenant must obtain Landlord's prior written consent as to which portion of Suite 600 is included and which portion of Suite 600 is excluded from the

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exercise,  which consent shall not be unreasonably nor untimely withheld;  (iii)
Tenant shall have no further options to extend the Lease Term; (iv) the Monthly Base Rent for each month of each Lease Year during the Extension Period shall be increased to that amount which is equal to the Fair Market Rent (defined below) for each month of each Lease Year during the Extension Period; and (v) if the Option to Extend Term is exercised for less than all of the Premises, then (a) at commencement of the Extension Period the definition of Premises shall be revised to include only the portion of the Premises which was included in the exercise, and (b) the Monthly Base Rent shall be reduced to that amount which is equal to the number of rentable square feet in the portion of the Premises included in the exercise multiplied by the Monthly Rental Rate Per Square Foot. For purposes of this Lease, the phrase "Monthly Rental Rate Per Square Foot" means the amount which is equal to the monthly Fair Market Rent (defined below) as calculated for the entire Premises pursuant to this Section 3.02 divided by seventy-nine thousand two hundred thirty two (79,232). In order for the Lease Term to be extended to include the Extension Period, Tenant must timely exercise the Option to Extend Term pursuant to the provisions set forth in Section 3.02(A) below. If Tenant timely exercises the Option to Extend Term, then Monthly Base Rent for the Premises during each month of each Lease Year during the Extension Period shall be the Fair Market Rent (defined in Section 3.02(B)) for each month of each Lease Year during the Extension Period (which shall in any event not be less than the Monthly Base Rent charged Tenant during the Lease Year preceding commencement of the Extension Period). However, any attempt by Tenant to exercise the Option To Extend shall, at Landlord's election, be null and void if Tenant is in default under the Lease (which default remains uncured following expiration of any applicable notice and cure period) as of the date of attempted exercise or at any time thereafter and prior to commencement of the Extension Period. Following timely exercise of the Option to Extend Term, (x) Tenant and Landlord shall during the Rent Negotiation Period (defined in Section 3.02(C)) meet and confer and in good faith, using commercially reasonable standards, attempt to agree on what Fair Market Rent will be for each month of each Lease Year during the Extension Period, and (y) the Lease Term shall be extended to include the Extension Period and each and every term and condition of this Lease shall remain in full force and effect until the date the Extension Period expires ("Extended Expiration Date"). If by expiration of the Rent Negotiation Period Landlord and Tenant agree on what the Fair Market Rent will be for each month of each Lease Year during the Extension Period, they shall within ten (10) business days following said agreement execute and deliver to one another an amendment to this Lease which extends the Lease Term through the Extension Period, states the number of rentable square feet in the Premises, and what the Monthly Base Rent for the Premises shall be during each month of each Lease Year during the Extension Period. Thereafter, all references in this Lease to the Expiration Date shall automatically mean the Extended Expiration Date, and all references to "Lease Year" shall mean each consecutive twelve (12) month period commencing with the first (1st) day of the Extension Period, without regard to calendar years. If, however, Tenant shall fail to timely exercise the Option to Extend Lease Term, then the Option to Extend Term shall itself terminate and expire, shall be null and void and shall have no further force and effect. Tenant's exercise of the Option to Extend Term shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease, the Initial Lease Term or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before the date Tenant timely exercises the Option to Extend Term, or if Tenant shall have subleased or assigned all or any portion of the Premises without Landlord's

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prior written consent (where such consent was required),  then  immediately upon such termination, sublease or assignment, the Option to Extend Term shall simultaneously terminate and become null and void. The Option to Extend Term is personal to Tenant, however, if Landlord consents in writing to an assignment pursuant to this Lease, said assignee shall have the right to exercise the Option to Extend Term. Except as provided in the immediately preceding sentence, in no circumstance shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have the right to exercise the Option to Extend Term. Any purported assignment of this Lease by Tenant without Landlord's prior written consent (where such consent was required), or any purported sublease by Tenant of any part of the Premises without Landlord's prior written consent (where such consent was required), after the date Tenant has exercised the Option to Extend Term and before commencement of the Extension Period, shall automatically and retroactively cause said exercise to become null and void and of no force or effect, in which event the original Expiration Date set forth in Section 1.07 of the Lease shall be reinstated. Time is of the essence of this provision.

         (A) Exercise of Option to Extend Term. In order to timely exercise the Option to Extend Term, Tenant must deliver unequivocal and unconditional written notice thereof to Landlord ("Notice of Exercise of Option to Extend Term") at least two hundred seventy (270) calendar days prior to the Expiration Date but not more than three hundred sixty (360) calendar days prior to the Expiration Date.

         (B) Definition of Fair Market Rent. The phrase "Fair Market Rent" shall mean the average per square foot net monthly base rental rate per month for all leases for periods approximately as long as the Extension Period, executed by new tenants (not renewing tenants) for similar uses and lengths of time for comparable space in buildings similar to the Building in size, age, amenities and condition which are located either in the downtown Walnut Creek business district or in the Pleasant Hill BART business district during the six (6) months immediately prior to commencement of the Extension Period, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the Building, as determined in accordance with Section 3.02(C) below. If no such comparable space has been leased during such six (6) month period, then Fair Market Rent shall be determined pursuant to the provisions set forth in Section 3.02(C) hereof, and shall be determined based on a so-called "modified face rate" of such comparable new leases, i.e. without regard to any free rent periods, take-over lease obligations or other economic incentives but taking into consideration any tenant improvement allowances provided with such comparable new leases. If such comparable leases include base years, stop levels, or other provisions respecting taxes or operating expenses, or include any other economic provisions (such as but not limited to consumer price provisions, utility reimbursements, or fixed rent increases), the same shall be included in Tenant's renewal terms.

         (C) Determination Fair Market Rent. The period which commences on the date which is one hundred eighty (180) calendar days prior to the Expiration Date and which ends on the date which is ninety (90) calendar days prior to the Expiration Date shall be referred to as the "Rent Negotiation Period." On condition that Tenant timely exercises the Option to Extend Term, then during the Rent Negotiation Period Landlord and Tenant shall meet and confer and in good faith, using commercially reasonable standards, attempt to agree on what the Fair Market Rent shall be for each month during each Lease Year of the Extension Period for the Premises.

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However, if by expiration of the Rent Negotiation Period Landlord and Tenant are
for any reason unable to agree on the Fair Market Rent, then Fair Market Rent shall be determined as follows:

                  (i) If less then the entire Premises will be leased by Tenant during the Extension Period, then the parties shall (a) determine the monthly Fair Market Rent for the entire Premises, (b) then determine the Monthly Rental Rate Per Square Foot by dividing the monthly Fair Market Rent for the entire Premises by 79,232, and (c) then determine the monthly Fair Market Rent for the reduced Premises by multiplying the Monthly Rental Rate Per Square Foot by the number of rentable square feet in the reduced Premises.

                  (ii) Within ten (10) business days from expiration of the Rent Negotiation Period, Landlord and Tenant shall (a) each place in a separate sealed envelope their final determination as to what the Fair Market Rent shall be during each month of each Lease Year during the Extension Period, and (b) meet with each other, exchange the sealed envelopes and then open such envelopes in each other's presence. If within one (1) business day of the exchange, Landlord and Tenant do not mutually agree upon the Fair Market Rent for each month of each Lease Year during the Extension Period, then within ten (10) business days of said exchange and opening of envelopes Landlord shall appoint an individual ("Landlord's Appointment"), and Tenant shall appoint an individual ("Tenant's Appointment"). Landlord's Appointment and Tenant's Appointment shall each by profession be duly licensed real estate brokers in good standing in the State of California who shall have been active during the most recent ten (10) year period in the leasing of comparable commercial properties in the vicinity of the Building (together, the "Initial Brokers"). The Initial Brokers shall then select one of the Landlord's or Tenant's determination of Fair Market Rent (which were in the sealed envelopes) which most closely approximates their good faith determination of the Fair Market Rent for the Premises. The Initial Brokers shall not have the authority to modify or change either of the Landlord's or Tenant's determination of Fair Market Rent, nor shall the Initial Brokers have the authority to select a middle ground or compromise position. The Initial Broker's authority shall be limited solely to determining which of Landlord's or Tenant's submitted Fair Market Rent determinations for the Premises most closely approximate his/her determination of Fair Market Rent during each month of each Lease Year during the Extension Period. The Initial Brokers may hold such hearings and require such briefs as they determine necessary. In addition, Landlord or Tenant may submit to the Initial Brokers (with a copy concurrently delivered to the other party) within five (5) business days after the appointment of the Initial Brokers any market data and additional information that such party deems relevant to the determination of Fair Market Rent for each month during each Lease Year of the Extension Period and the other party may submit a reply in writing within five (5) business days after receipt of such market data.

                  (iii) The Initial Brokers shall, within thirty (30) calendar days of their appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant of such determination. The decision of the Initial Brokers shall be final and binding upon Landlord and Tenant.

                  (iv) If the Initial Brokers fail to timely agree upon whether Landlord's or Tenant's submitted Fair Market Rent shall constitute the Fair Market Rent for each month of each Lease Year during the Extension Period, then within forty (40) calendar days following appointment of the Initial Brokers, Landlord and Tenant shall meet, confer and attempt to agree on the appointment of a third qualified individual ("Third Broker"). However, if Landlord and Tenant are unable to timely agree on selection of a Third Broker, then one or both of said parties may apply to the Presiding Judge of the Contra Costa County Superior Court for appointment of the Third Broker.

                  (v) The role of the Third Broker shall be to review and analyze the results of the hearings held by the Initial Brokers, review the briefs, information, testimony and data presented to the Initial Brokers, and review any reports submitted by the Initial Brokers. The Third Broker shall not have the authority to modify or change either of the Landlord's or Tenant's determination of Fair Market Rent, nor shall the Third Broker have the authority to select a middle ground or compromise position. The Third Broker's authority shall be limited solely to determining which of Landlord's or Tenant's submitted Fair Market Rent determinations for the Premises most closely approximate his/her determination of Fair Market Rent during each month of each Lease Year during the Extension Period. Within thirty (30) calendar days of his/her appointment, the Third Broker shall decide whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant of such determination. The decision of the Third Broker shall be final and binding upon Landlord and Tenant.

                  (vi) The cost of the proceedings and any fee or charge payable to the Initial Brokers and, if applicable, to the Third Broker, shall be paid by Landlord and Tenant equally.

                                   ARTICLE 4
                                     RENTAL

         4.01 Definitions. As used herein:

         (A) "Base Year" shall have the following meaning:

                  (i) Suite 600: For Suite 600, the phrase "Suite 600 Base Year" shall mean as follows:

                           a. During the Special Suite 600 Period  (Commencement
Date to November 30, 2002), there shall be no Suite 600 Base Year, instead Tenant shall pay Tenant's Percentage Share (Suite 600) of Property Taxes and Operating Costs pursuant to the provisions set forth in Section 1.08(A)(i).

                           b. During the period  December 1,2002 to December 31,
2002, Tenant shall pay Tenant's Percentage Share (Suite 600) of Property Taxes and Operating Costs pursuant to the provisions set forth in Section 1.08(A)(ii).

                           c.  Following  expiration  of the  Special  Suite 600
Period, the phrase "Suite 600 Base Year" shall mean calendar year 2003, and Tenant shall pay Tenant's

Percentage Share (Suite 600) of Property Taxes and Operating Costs pursuant to the provisions set forth in Sections 1.08(A)(iii) and (iv).

                  (ii) Suite 700. For Suite 700, the phrase "Suite 700 Base Year" shall mean calendar year 2001.

         All references in this Lease to "Base Year" shall mean either the Suite 600 Base Year or the Suite 700 Base Year, as the context dictates.

         (B) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local govermnental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building or any part thereof. Property Taxes shall also include all reasonable fees and costs, including attorneys' fees, appraisals and consultants' fees, reasonably incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be Property Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

         (B) Subject to the provisions set forth in Section 1.08(A) with respect to the Special Suite 600 Period, "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord (excluding Property Taxes) in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building including without limitation:

                  (i)  Premiums  for   property,   casualty,   liability,   rent
interruption or other types of insurance carried by Landlord.

                  (ii) Salaries, wages and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

                  (iii)      Cleaning      expenses,      including      without
limitation janitorial services, window cleaning, and garbage and refuse removal.

                  (iv)  Landscaping   expenses,   including  without  limitation
irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

                  (v) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

                  (vi) Subject to the provisions of Section 4.01(C)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

                  (vii) All items of repair or maintenance of the Building not mentioned elsewhere in this Section.

                  (viii) The costs of policing and providing security and supervision of the Building.

                  (ix) Fair market rental with respect to the management office for the Building.

                  (x) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

                  (xi) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

                  (xii) Capital expenditures (a) made to reduce Operating Expenses, (b) in connection with Suite 600, to comply with any laws or other governmental requirements enacted after June 1, 1995; (c) in connection with Suite 700, to comply with any laws or other governmental requirements enacted after February 1, 2001; or (d) for replacements and repairs (as opposed to additions or new improvements) of non-structural items located in the Building or its common areas required to keep such areas in good condition and repair; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over their useful lives as reasonably determined by Landlord's independent certified public accountants.

                  (xiii) Legal fees and expenses.

                  (xiv)  Payments  under  any  easement,   operating  agreement,
declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development.

                  (xv) A commercially reasonable fee for the administration and management of the Building generally consistent with other comparable Class A office buildings in the Walnut Creek area.

                  (xvi) The cost to remove, remediate or encapsulate hazardous materials or substances which are located anywhere in the Building (excluding the Premises) or Common Areas but only if said removal, remediation or encapsulation is related to the repair and maintenance of the Building and/or Common Areas.

         Notwithstanding the foregoing, Operating Expenses shall not include the following: any ground lease or underlying lease rental; repair of damage to the Building or its equipment and/or systems, to the extent Landlord is reimbursed by insurance proceeds, warranties or guaranties; construction and installation of tenant improvements, renovations, or decorations made for tenants or other occupants in the Building or for vacant tenant suites within the Building, including, without limitation, fees and costs for space planning, architectural drawings, construction, permits, licenses and inspection; costs incurred in connection with negotiations and transactions with present or prospective tenants or other occupants of the Building for leases, subleases, assignments and other related transactions, including, without limitation, attorneys' fees for such negotiations and transactions; interest, principal, points and fees on debts or amortization on any mortgage or any other financing instrument encumbering the Building; Landlord's general corporate overhead; all items and services for which Tenant or any other tenant in the Building directly reimburses to Landlord; leasing commissions; electric power costs for which any tenant directly contracts with the local public service company and which are paid for by any such tenant; (i) the cost to remove, remediate or encapsulate hazardous materials or substances located in the Premises, and (ii) unless the same is related to the repair and maintenance of the Building and/or Common Areas (in which case the cost shall be included in Operating Expenses), the cost to remove, remediate or encapsulate hazardous materials or substances located anywhere in the Building or Common Areas; Landlord's charitable or political contributions; costs to remediate Hazardous Materials (defined below) which were deposited, released or discharged in Suite 600 prior to June 1, 1995 (in connection with Suite 600) or which were deposited, released or discharged in Suite 700 prior to February 1, 2001; and legal fees and expenses incurred in connection with the enforcement of any leases.

         4.02 Monthly Base Rent. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Monthly Base Rent described in Section
1.07 above, subject to the following adjustments (herein called the "Rent Adjustments"):

         (A) Suite 600.

                  (i) Special  Suite 600 Period  (Commencement  Date to November
30. 2002). During the Special Suite 600 Period, the Monthly Base Rent for Suite 600 payable by Tenant to Landlord, as adjusted pursuant to Section 1.07 and subject to the provisions set forth in Section 1.08(A) above, shall be increased by that amount which is equal to (i) Tenant's Percentage Share (Suite 600) of all Property Taxes paid or incurred by Landlord during each calendar year, and
(ii)

Tenant's Percentage Share (Suite 600) of the Operating Expenses paid or incurred by Landlord during each calendar year.

                  (ii) December 1, 2002 to December 31, 2002. During the period December 1, 2002 to December 31, 2002, the Monthly Base Rent for Suite 600 payable by Tenant to Landlord shall be determined in the same manner and pursuant to the same formula as set forth in Section 4.02(A)(i) above.

                  (iii) January 1, 2003 to December 31. 2003. During the period January 1, 2003 to December 31, 2003, Tenant shall have no obligation to pay any share of Property Taxes or Operating Expenses with respect to Suite 600.

                  (iv) January 1, 2004 to Expiration Date. Starting on January 1,2004 and during each calendar year thereafter during the Initial Lease Term, the Monthly Base Rent for Suite 600 payable by Tenant to Landlord, as adjusted pursuant to Section 1.07 above (but no longer subject to the provisions set forth in Section 1.08(A)), shall be increased by (a) Tenant's Percentage Share (Suite 600) of the total dollar increase, if any, in Property Taxes for such year over Property Taxes for the Suite 600 Base Year; and (b) Tenant's Percentage Share (Suite 600) of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Suite 600 Base Year. A decrease in Property Taxes or Operating Expenses below the Suite 600 Base Year amounts shall not decrease the amount of the Monthly Base Rent due hereunder or give rise to a credit in favor of Tenant.

         (B) Suite 700. Starting on January 1, 2002 and during each calendar year thereafter during the Initial Lease Term, the Monthly Base Rent for Suite 700 payable by Tenant to Landlord, as adjusted pursuant to Section 1.07 above, shall be increased by (a) Tenant's Percentage Share (Suite 700) of the total dollar increase, if any, in Property Taxes for such year over Property Taxes for the Suite 700 Base Year; and (b) Tenant's Percentage Share (Suite 700) of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Suite 700 Base Year. A decrease in Property Taxes or Operating Expenses below the Suite 700 Base Year amounts shall not decrease the amount of the Monthly Base Rent due hereunder or give rise to a credit in favor of Tenant.

         (C) In each case during the Initial Lease Term where Monthly Base Rent has been subject to a Rent Adjustment pursuant to the provisions of this Section 4.02, each specific Rent Adjustment shall be referred to as a "Tax and Operating Expense Adjustment."

         4.03 Adjustment Procedure; Estimates. The Tax and Operating Expense Adjustments specified in Section 4.02 shall be determined and paid as follows:

         (A) During each calendar year of the Lease Term, Landlord shall give Tenant written notice of its reasonable estimate of the amounts payable under
Section 4.02(A) for that calendar year. On or before the first day of each calendar month during the calendar year in question, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however that, not more often than once per calendar year, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

         (B) Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.02 for such calendar year, as determined by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Tenant, except as provided in Section 4.04 below. If the final amount of the Tax and Operating Expense Adjustment as shown in Landlord's Statement is more than the estimated Tax and Operating Expense Adjustment payments actually paid by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) calendar days from receipt of Landlord's Statement. However, if the final amount of the Tax and Operating Expense Adjustment as shown in Landlord's Statement is less than the estimated Tax and Operating Adjustment payments actually paid by Tenant for such calendar year, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant within thirty (30) calendar days after the date the same has been determined by Landlord. No delay in providing Landlord's Statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Section 4.02 above.

         (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.02 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year in question to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

         4.04 Review of Landlord's Statement. Provided that Tenant is not in default beyond any applicable cure period under this Lease, and provided further that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right to reasonably review supporting data for any portion of a Landlord's Statement for the calendar year to which said Statement pertains plus the calendar year preceding that calendar year if the same has not previously been audited (for a possible total look-back period of two (2) calendar years); provided, however, Tenant may not audit any calendar year more than once. Further, Tenant may not have the right to audit all documentation relating to all Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

         (A) Tenant shall, within sixty (60) calendar days after delivery of any Landlord's Statement, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Monthly Base Rent including the annual adjustments required by Section 1.07 and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.04. The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this
Section 4.04 for a particular Landlord's Statement shall be deemed waived.

         (B) Tenant acknowledges that Landlord maintains its records for the Building in Landlord's property manager's offices presently located at the address set forth in Section 1.12 and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing which does not charge on a contingency-fee basis. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than Tenant's attorneys, accountants, other employees and consultants performing the review, the principals of Tenant who receive the results of the review and other parties pursuant to court order, subpoena or Applicable Laws as defined below (collectively, "Permitted Recipients"). The disclosure of such information to any person other than a Permitted Recipient, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

         (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing which does not charge on a contingency-fee basis. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from Landlord's Statement shall be deemed to be correct. In the event that the results of the review of Landlord's records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment; and if the results demonstrate that Tenant overpaid obligations by more than ten percent (10%), Landlord shall pay Tenant's reasonable costs of the audit. In the event that the results of the review of Landlord's records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has underpaid obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord along with the next succeeding installment of estimated Tax and Operating Expense Adjustment; and if the results demonstrate that Tenant underpaid obligations by more than ten percent (10%), Tenant shall pay Landlord's reasonable costs of the audit.

         4.05 Payment. Within three (3) business days from the date Tenant executes this Lease, Tenant shall pay Landlord the Monthly Base Rent for Suite 700 for the first full calendar month of the first Lease Year of Lease Term. Thereafter the Total Monthly Base Rent described in Section 1.07, as adjusted annually in accordance with Section 1.07 and by the Rent Adjustments set forth in Section 4.02, shall be payable in advance on the first day of each calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement (unless otherwise provided in this Lease), deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

         4.06 Late Charge; Interest. Tenant acknowledges that the late payment of Monthly Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Monthly Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Subject to the provisions of Section 4.06(A) below, Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) calendar days after receipt of written notice from Landlord that such payment is overdue ("Notice of Late Payment"), Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs. In addition, Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date when due, Tenant shall pay to Landlord, as additional rent, interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or ten percent (10%) per annum from the date due to the date paid.

         (A) Notwithstanding the foregoing, Landlord shall only be required to deliver one (1) Notice of Late Payment to Tenant during any Lease Year. If, during any Lease Year, Landlord has delivered to Tenant one (1) Notice of Late Payment, thereafter Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) calendar days after the date such payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or ten percent (10%) per annum from the date due to the date paid.

         4.07 Additional Rent. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Monthly Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent".

         4.08 Additional Taxes.  Notwithstanding  anything in Section 4.01(B) or
Section 4.02 to the contrary, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord (and not charged to Tenant by Landlord as Property Taxes or Operating Expenses) upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   ARTICLE 5
                                SECURITY DEPOSIT

         5.01 Security Deposit. Tenant has already deposited with Landlord the Security Deposit described in Section 1.9 above as security for Tenant's performance under the Prior Lease. The Security Deposit is made by Tenant and shall be retained and used by Landlord to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within five (5) business days after receipt of written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty
(30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.

                                   ARTICLE 6
                                USE OF PREMISES

         6.01 Tenant's Permitted Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's intended use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

         6.02 Compliance With Laws and Other Requirements.

         (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws"), but only to the extent such compliance obligation arises from changes in Applicable Laws after June 1, 1995 with respect to Suite 600 or from changes in Applicable Laws after the Commencement Date with respect to Suite 700, and in each instance the same relate either to (i) Tenant's use of the Premises which is other than a Permitted Use, or (i) any alterations, additions or changes made by Tenant to the Premises (whether or not with the consent of Landlord) or by Landlord at the request of Tenant.

         (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (i) violates any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Building or the Premises; (iii) violates a requirement or condition of any fire and extended insurance policy covering the Building or the Premises, or increases the cost of such policy;
(iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (vi) violates the Rules and Regulations described in Article 19.

         (C) Subject and subordinate to Tenant's obligations to comply with Applicable Laws set forth in Section 6.02(A) and (B), Landlord agrees to and shall cause the Premises to comply with Applicable Laws.

         6.03 Hazardous Materials.

         (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials customarily used in the conduct of the Permitted Uses (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws, as defined herein.

         (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. To the extent required by any Regulatory Authority, such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any affected portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any affected portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any affected portion of the Building.

         (C) Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord's request stating Tenant's actual knowledge regarding the presence of Hazardous Materials on the Premises.

         (D) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

         (E) "Hazardous Materials" means: (i) any material or substance: (a) which is defined or becomes defined as a "hazardous substance", "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (b) containing petroleum, crude oil or any fraction thereof; (c) containing polychlorinated biphenyls (PCB's); (d) containing asbestos; (e) which is radioactive; or (f) which is infectious; or (ii) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws.

         (F) "Handle," "handle," "Handled," "handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

         (G) "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.

                                   ARTICLE 7
                             UTILITIES AND SERVICES

         7.01 Building Services. As long as Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

         (A) Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees.

         (B) During Business Hours, such air conditioning, heating and ventilation as, in Landlord's reasonable judgment and which is consistent with other Class A office buildings in the downtown Walnut Creek area, are required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning and electricity service at the following rates: (i) $85 per hour for heating, ventilation and air conditioning service, and (ii) $2.50 per hour for electricity for every 10,000 square feet for after-Business Hour lighting; subject however, to Landlord's right to reasonably increase said rates from time to time.

         (C) Water for drinking and rest room purposes.

         (D) Janitorial and cleaning services five (5) days per week (consistent with the "Schedule of Janitorial Specifications" attached hereto as Exhibit "F"), provided that the Premises are used exclusively for the Permitted Uses and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, Landlord, at Landlord's sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

         (E) At all reasonable times, electric current as required for building standard lighting and fractional horsepower machines generally used in the conduct of the Permitted Uses; provided, however, that: (i) without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment generally used in the conduct of the Permitted Uses); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may refuse to grant its consent or may condition its consent upon Tenant's payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electric current consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, maintenance and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electric current so consumed; and (iii) if Tenant's increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord's consent may be conditioned upon Tenant's requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations as currently existing in the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

         (F) Security for the Building as reasonably determined by Landlord from time to time. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Applicable Laws.

         Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.01 shall be payable upon demand by Landlord and shall constitute additional rent.

         7.02 Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, power shortages, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor (except as otherwise provided in Section 7.02(A) below) shall any failure or interruption abate or suspend Tenant's obligation to pay Monthly Base Rent and Additional Rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. Notwithstanding the foregoing:

         (A) If (i) during the Lease Term Landlord is unable to furnish to the Premises any of the utilities and services described in Section 7.0 1(A)-(E) hereinabove (a "Service Failure") for a continuous period of fifteen (15) or more business days ("15-Day Period"), and (ii) during said 15-Day Period the Service Failure renders the Premises substantially unusable for the Permitted Uses, then (iii) commencing at expiration of the 15-Day Period and ending on the date that the Service Failure ends, the Monthly Base Rent for the Premises shall be abated pro rata in proportion to the portion of the Premises rendered substantially unusable as a consequence of the Service Failure.

         (B) If (i) during the Lease Term a Service Failure occurs and continues for a continuous period of ninety (90) or more calendar days ("90-Day Period"), and (ii) during said 90-Day Period the Service Failure renders the Premises substantially unusable for the Permitted Uses, then (iii) commencing at expiration of the 90-Day Period and ending thirty (30) calendar days thereafter (the "Window Period"), Landlord and Tenant shall each have the right and option to terminate this Lease. Landlord and/or Tenant shall exercise this termination right, if at all, by delivery of written notice thereof to the other Landlord prior to expiration of the Window Period, in which event this Lease shall terminate, expire and have no further force or effect, said termination to be effective thirty (30) calendar days after delivery of the termination notice. However, if prior to expiration of the Window Period neither Landlord or Tenant exercise their right to terminate the Lease as provided in this Section 7.02, then the right to terminate herein granted shall itself terminate, expire and have no further force or effect.

                                   ARTICLE 8
                            MAINTENANCE AND REPAIRS

         8.01  Landlord's  Obligations.  Except as provided in Section  8.02 and
Section 8.03 below, Landlord shall maintain the Building, the common areas and the utility delivery systems to the point of entry into the Premises in good order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 11, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building. Subject to the foregoing, Landlord agrees to use commercially reasonable efforts to perform any necessary repairs and maintenance to the Building.

         8.02 Tenant's Obligations. During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any actively negligent act or wilful omission by Tenant or its officers, directors, shareholders, members, partners, employees, agents, representatives, agents, contractors, and (while on, in or about the Building or Premises) invitees of Tenant.

         8.03 Landlord's Rights. Landlord and its contractors shall have the right, at all reasonable times and upon prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. Subject to the foregoing, when entering and working in the Premises Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's business operations.

                                   ARTICLE 9
                    ALTERATIONS, ADDITIONS AND IMPROVEMENTS

         9.01  Landlord's  Consent;  Conditions.  Subject to the  provisions  of
Section 9.01(A) below, Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld. Landlord may impose as a condition to consenting to any Alterations such requirements as Landlord reasonably deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all reasonable costs and expenses paid or incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. All Alterations shall be performed by a general contractor and/or subcontractors that is/are duly licensed and in good standing by the State of California, who is/are bonded, reputable and who are approved by Landlord in the exercise of its reasonable discretion. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with two (2) copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use or the proper performance of the Alterations.

         (A) Notwithstanding the foregoing, without first receiving Landlord's consent Tenant shall have the right to construct and install Alterations in the Premises, but only on the following terms and conditions: (a) the cost of constructing and installing said Alterations do not in the aggregate exceed Fifteen Thousand and No/100 Dollars ($15,000.00); (b) the Alterations do not affect, involve, change or modify any heating, air conditioning, ventilating, electrical, gas, steam or other utility system in the Premises or Building; and
(c) the Alterations do no affect, involve, change or modify any structural component or system in the Premises or Building (hereinafter, a "Small
Alteration"). Provided, however, at least ten (10) calendar days prior to commencing the construction or installation of any Small Alteration in the Premises, Tenant shall first deliver written notice thereof to Landlord along with a true and correct copy of (i) all plans and specifications relating to the Small Alterations, and (ii) all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction and installation of the Small Alterations.

         (B) All further references in this Lease to Alterations shall mean and include Small Alterations but shall exclude the Work described in the Work Letter Agreement attached hereto as Exhibit "B".

         9.02 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all Applicable Laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, and similar organizations. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant within thirty (30) calendar days following receipt of written demand therefore (accompanied by reasonable supporting information documenting said costs). No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

         9.03 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees and costs, arising out of or related to any such liens or notices. Further, Tenant shall deliver to Landlord not less than ten (10) calendar days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work, but only if reasonably required by Landlord based on the size and scope of the contemplated Alteration project, the reputation of the contractor performing the work and the anticipated cost of the work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty (30) calendar days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such thirty (30) calendar day period, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand.

         9.04 Lease Termination. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises (whether pursuant to this Lease or an earlier Lease), subject to reasonable wear and tear. Unless otherwise agreed in writing by Landlord and Tenant prior to the expiration or earlier termination of this Lease, upon the expiration or earlier termination of this Lease Tenant shall remove all of the Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such Alterations, items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. Notwithstanding the foregoing, Tenant shall have no obligation to remove from the

Premises any Work constructed or installed in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "B".

                                   ARTICLE 10
                         INDEMNIFICATION AND INSURANCE

         10.01 Indemnification.

         (A) Tenant  agrees to  protect,  indemnify,  hold  harmless  and defend
Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, shareholders, agents, employees, successors and assigns (except to the extent the losses described below are caused by the active negligence or wilful misconduct of Landlord, its agents and employees), from and against:

                  (i) any and all loss, cost, damage, liability or expense (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants (except to the extent the losses are caused by the active negligence or willful misconduct of Landlord or its agents or employees). Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

                  (ii) any and all environmental damages which arise from: (a) the Handling of any Tenant's Hazardous Materials, as defined in Section 6.03 or
(b) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (1) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of
Landlord's marketing of space); (2) all sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (3) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

         (B) Landlord agrees to protect, indemnify, hold harmless and defend Tenant from, and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the active negligence or wilful misconduct of Landlord or its agents or employees.

         (C) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

         (D) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

         10.02 Property Insurance.

         (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (i) all Alterations made by or for Tenant in the Premises; and (ii) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements pursuant to which Landlord contributed Landlord's Contribution (pursuant to the Work Letter Agreement attached hereto as Exhibit "B") shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

         (B) At all times during the Lease Term, Landlord shall procure and maintain "all-risk" property insurance for damage and other loss caused by fire or other casualty to the Building, in such amounts and with such insurers as Landlord deems necessary or appropriate in the exercise of its discretion.

         (C) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

         10.03 Liability Insurance.

         (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or Mortgagee of Landlord or any ground lessor (whose names have been provided to Tenant) as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

         (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of two Million Dollars ($2,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any Mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

         (C) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

         10.04 Workers' Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease
- Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

         10.05 Policy Requirements. All insurance required to be maintained by Landlord and Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VIII in Best's Insurance Guide. A certificate of insurance evidencing the insurance required under this Article 10 shall be delivered to Landlord prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article 10 pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease.

         10.06 Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article 10 shall contain a clause denying the applicable insurer any right of subrogation against the other party.

         10.07 Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article 10, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent, which Landlord may grant or deny in its reasonable discretion.

                                   ARTICLE 11
                             DAMAGE OR DESTRUCTION

         11.01 Total Destruction. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

         11.02 Partial Destruction of Premises. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within two hundred seventy (270) calendar days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total Rentable Area of the Premises. Provided, however, the Rent shall not be abated if either (a) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (b) the damage or destruction is the result of the active negligence or wilful misconduct of Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant.

         (A) Notwithstanding the foregoing, if, within ninety (90) calendar days after the date of the damage or destruction, Landlord reasonably determines (and such determination is delivered to Tenant in writing) that such repairs cannot be made within said two hundred seventy (270) calendar day period, then either Landlord or Tenant shall have the right, by written notice given to the other within thirty (30) calendar days after receipt of Landlord's written determination, to terminate this Lease as of the date of the damage or destruction.

         (B) Notwithstanding the foregoing, if, within ninety (90) calendar days after the damage or destruction, Landlord either (i) fails to deliver to Tenant a written determination that such repairs cannot be made within said one hundred eighty (180) calendar day period, or (ii) fails to commence making the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within two hundred ten (210) calendar days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

         11.03 Exceptions to Landlord's Obligations. Notwithstanding anything to the contrary contained in this Article 11, Landlord shall have no obligation to repair the Premises if either: (a) the Building is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) the damage or destruction occurs within three hundred sixty-five (365) calendar days of the Expiration Date (inclusive of option periods which either have been exercised by Tenant or which remain capable of being exercised by Tenant).

         11.04 Waiver. The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination, including California Civil Code Sections 1932 and 1933.

                                   ARTICLE 12
                                  CONDEMNATION

         12.01 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.03 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         12.02 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. However, Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's costs and expenses of relocation, the taking of any improvements and any other costs directly associated with the taking, and Landlord agrees to reasonably cooperate with Tenant so long as the same does not diminish Landlord's award.

         12.03 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, however, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

                                   ARTICLE 13

                             [INTENTIONALLY DELETED]

                                   ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

         14.01 Restriction. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a general partnership or limited partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners (limited or general), or a transfer of a majority of partnership interests (limited or general), within any twelve (12) month period, or the dissolution of the partnership, and (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter, or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or if any of the following occur within any twelve
(12) month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets. Any Transfer without the prior written consent of Landlord shall be void and shall constitute a material breach of this Lease.

         (A) Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but only if Tenant first delivers fifteen (15) business days' or more prior written notice to Landlord. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls. The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.

         (B) Notwithstanding the foregoing, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         14.02 Notice to Landlord; Request for Consent. If Tenant desires to assign this Lease or any interest herein to a third party or entity (including an Affiliate), or to sublet all or any part of the Premises to a third party or entity (including an Affiliate), or to otherwise engage in a Transfer, then at least thirty (30) days but not more than ninety (90) calendar days prior to the effective date of the proposed assignment, subletting or Transfer, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

         (A) A statement signed by the Tenant and by the proposed assignee, subtenant or transferee containing (i) the name and address of the proposed assignee, subtenant or transferee; (ii) a copy of the proposed assignee's, subtenant's or transferee's audited (if prepared, or if not prepared, unaudited) financial statements (including a balance sheet, a profit and loss statement and a statement of cash flows) for the fiscal year to date and for the immediately preceding three (3) fiscal years; (iii) if the transferee is an Affiliate, a certified statement as to how the ownership and control of the Affiliate complies with the provisions of Section 14.0 1(A), (v) the type of use proposed for the Premises; and (v) all of the principal terms of the proposed assignment, subletting or Transfer; and

         (B) If an assignment or sublease, one (1) true and correct copy of the proposed final document of assignment or sublease.

         Excluding a proposed assignment or sublet to an Affiliate, within fifteen (15) business days after Landlord's receipt of all (but not less than all) of the information and documents required by this Section 14.02, Landlord shall, at its option by written notice to Tenant, either: (1) in good faith acting reasonably, request such further or additional information that Landlord may require in order to make an informed decision (in which event the fifteen
(15) business day period shall be reinstated upon Landlord's receipt of the requested information); or (2) consent to the proposed assignment, sublease or Transfer on the identical terms and conditions set forth in the information and documents delivered to Landlord; or (3) exercise its rights set forth in Section
14.03. If Landlord for any reason fails to deliver any written notice to Tenant, then Landlord shall be deemed to have reasonably withheld its consent. As a condition to granting consent to a proposed assignment or sublease, Landlord shall have the right to require that the Tenant and the proposed assignee or sublessee execute and deliver to one another Landlord's form of Consent to Sublease or Consent to Assignment of Lease, as appropriate.

         14.03 Landlord's Recapture Rights. Excluding a proposed assignment or sublet to an Affiliate, at any time within fifteen (15) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) if Tenant proposes to sublet all (100%) of the Premises, then Landlord shall have the right but not the obligation to terminate all (100%) of the Lease; (b) if Tenant proposes to sublet less than all of the Premises, then Landlord shall have the right but not the obligation to sublet the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (c) if Tenant proposes to assign all (100%) of its interest in the Lease, then Landlord shall have the right but not the obligation to terminate all (100%) of the Lease.

         14.04 Landlord's Consent; Standards. Excluding a proposed assignment or sublet to an Affiliate, Landlord's consent to a proposed assignment, subletting or other Transfer shall not be unreasonably withheld, conditioned or delayed; however, notwithstanding the foregoing and in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (a) the proposed assignee, subtenant or transferee does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (b) the business and operations of the proposed assignee, subtenant or transferee are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) the proposed assignee, subtenant or transferee intends to use any part of the Premises for a purpose not permitted under this Lease; (d) either the proposed assignee, subtenant or transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee, subtenant or transferee occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (e) the use of the Premises or the Building by the proposed assignee, subtenant or transferee would, in Landlord's reasonable judgment, significantly impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any substantial alterations to the Building to comply with Applicable Laws; (f) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes; (g) the proposed assignee, subtenant or transferee is a government (or agency or instrumentality thereof); or (h) Tenant has failed to cure a breach or default of this Lease (and the same continues after expiration of any applicable cure periods) at the time Tenant requests consent to the proposed Transfer.

         14.05 Additional Rent. Excluding a proposed assignment or sublet to an Affiliate, if Landlord consents to any such assignment, subletting or other Transfer, two-thirds (2/3's) of the amount by which all sums or other economic consideration received by Tenant in connection with such assignment, subletting or Transfer, whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) after deduction for any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) actually paid by Tenant to sublessees or assignees, broker's commissions, attorneys' fees, costs of advertising the space for sublease or assignment, etc. Said amount shall be paid by Tenant to Landlord promptly after receipt by Tenant as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         14.06 Landlord's Costs. If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's reasonable costs related thereto, including Landlord's reasonable attorneys' fees. Provided, however, Landlord's costs and it's attorneys' fees paid or incurred to review Tenant's request for a Transfer shall not exceed Two Thousand and No/100 Dollars ($2,000.00) per Transfer.

         14.07 Continuing Liability of Tenant. Notwithstanding any assignment, subletting or other Transfer, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment, subletting or Transfer had not occurred; provided, however, that any act or omission of any assignee, sublessee or transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         14.08 Non-Waiver. The consent by Landlord to any assignment, sublease or other Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this
Article 14, to any further assignment, sublease or other Transfer. In the event of an assignment, subletting or other Transfer, and with Tenant's prior consent, Landlord may collect rent from the assignee, subtenant or transferee without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this
Article 14, an acceptance of the assignee, subtenant or transferee as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, then and only in such event Landlord (after written notice to Tenant) is irrevocably authorized to direct any assignee, sublessee or transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                                   ARTICLE 15
                              DEFAULT AND REMEDIES

         15.01 Events of Default By Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

         (A) The failure by Tenant to pay Monthly Base Rent, additional Rent or make any other payment required to be made by Tenant hereunder as and when due.

         (B) The failure by Tenant to execute and return to Landlord the Estoppel Certificate within the period of time required by Section 20.01 of this Lease.

         (C) The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

         (D) The making by Tenant of: (i) any material misrepresentation or omission in this Lease or in connection with negotiating or entering into this Lease; (ii) any material misrepresentation or omission in any financial statements or other materials provided at any time during the Lease Term by Tenant or by any Guarantor to Landlord; (iii) any material misrepresentation or omission in any Estoppel Certificate delivered by Tenant pursuant to Article 20 of this Lease; or (iv) any material misrepresentation or omission in connection with any proposed or actual assignment, subletting or other Transfer of this Lease.

         (E) The failure by Tenant to observe or perform any provision of this Lease to be observed or performed by Tenant or the breach by Tenant of any covenant in this Lease made by

Tenant, other than those described in Sections 15.01 (A), (B), (C) and (D) above, if such failure continues for twenty (20) calendar days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the failure is such that it cannot be cured within the twenty (20) calendar day period, no failure shall exist if (i) Tenant commences the curing of the failure within the twenty (20) calendar day period, (ii) thereafter diligently prosecutes the same to completion, and (iii) actually completes the cure within ninety (90) calendar days from receipt of notice of such failure. The twenty
(20) calendar day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

         15.02 Landlord's Right To Terminate Upon Tenant Default. In the event Tenant commits any default or breach of this Lease pursuant to Section 15.01 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

         (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

         (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

         (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

         (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

         (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to member banks under Sections 13 and 13a of the Federal Reserve Act ("discount rate") prevailing at the time of the award. As used in paragraph
(C) above, "worth at the time of award" shall be computed by discounting such amount by (i) the discount rate of the Federal Reserve Bank of San Francisco prevailing at the time of award plus (ii) one percent (1%).

         15.03 Mitigation of Damages. Whether or not Landlord terminates this Lease or terminates Tenant's right to possession of the Premises, Landlord shall under no circumstance have any obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord is required by applicable law to mitigate damages as provided herein: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (b) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and
(c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

         15.04 Landlord's Right To Continue Lease Upon Tenant Default. In the event Tenant commits a default or breach of this Lease pursuant to Section 15.01 above and Tenant abandons the Premises, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's default and abandonment and recover Rent as it becomes due, if Tenant has the right to Transfer, subject only to reasonable limitations). In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         15.05 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder beyond any applicable cure period, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or ten percent (10%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         15.06 Non-Waiver. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         15.07 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         15.08 Default by Landlord. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or such additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that, in no event shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

                                   ARTICLE 16
                         ATTORNEYS FEES: COSTS OF SUIT

         16.01 Attorneys Fees. If either Landlord or Tenant commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises or the Building, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, where the prevailing party of any such action is the Landlord, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease. If any action or proceeding hereunder embraces more than one dispute and one party is the prevailing party with respect to one but not all of the disputes, the court shall apportion the costs and expenses and reasonable attorneys' fees incurred by the parties to the separate disputes, and thereby equitably determine the amount to be borne by each party.

         16.02 Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation, except to the extent such losses, costs and damages are directly caused by the gross negligence or wilful misconduct of Landlord.

                                   ARTICLE 17
                          SUBORDINATION AND ATTORNMENT

         17.01 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interests of(a) all present and future ground leases and master leases of all or any part of the Building; (b) present and future mortgages and deeds of trust encumbering all or any part of the Building; (c) all past and future advances made under any such mortgages or deeds of trust; and (d) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee" and any such lease, mortgage or deed of trust is hereinafter referred to as a "Mortgage") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such Mortgage (or subject and subordinate to such Mortgage but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01, provided, however, such instruments must contain (and any subordination required pursuant to this Section 17.01 shall be subject to and conditioned upon) the agreement by any such Mortgagee (or by any other person taking title to the Building by reason of the termination or foreclosure of any superior Mortgage) not to disturb Tenant's quiet enjoyment of the Premises so long as Tenant shall not have committed an Event of Default hereunder which remains uncured following expiration of all applicable cure periods. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to. any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without the existing Mortgagee's prior written consent; (vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest, and (viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements.

         (A) Notwithstanding the foregoing, provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a subordination agreement from the Mortgagee which is reasonably acceptable to Tenant. Such subordination agreement may be embodied in the Mortgagee's customary form of subordination, non-disturbance and attornment agreement. If, however, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a subordination agreement from any such Mortgagee which is commercially reasonable to Tenant, Landlord shall have no further obligation to Tenant with respect thereto and Tenant's obligations set forth in this Section 17.01 shall remain in force and effect.

         17.02 Attornment and Non-Disturbance. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, then Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease. In said event, Tenant shall attorn to and recognize as Tenant's landlord under this Lease such Successor Landlord, as its landlord, and the Successor Landlord shall agree not to disturb Tenant's quiet enjoyment of the Premises to and recognize Tenant as the Tenant under this Lease, but only so long as Tenant shall not have committed an event of default hereunder which remains uncured following expiration of all applicable cure periods. Said attornment and non-disturbance agreements shall become operative without execution of any further instruments. However, if the Successor Landlord shall require execution of an attornment and/or non-disturbance agreement, Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment and non-disturbance described in this Section 17.02, but only on condition that the same are reasonably acceptable to Tenant. Such attornment and non-disturbance agreements may be embodied in the Mortgagee's customary form of subordination and non-disturbance agreement.

         17.03 Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

                                   ARTICLE 18
                                QUIET ENJOYMENT

         18.01 Quiet Enjoyment. Provided that Tenant timely performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

                                   ARTICLE 19
                             RULES AND REGULATIONS

         19.01 Rules and Regulations. The Rules and Regulations attached hereto as Exhibit "C" are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building, provided, however, Landlord shall use commercially reasonable efforts to cure any such violations.

                                   ARTICLE 20
                             ESTOPPEL CERTIFICATES

         20.01 Estoppel Certificates. Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord or any current or prospective Mortgagee or purchaser of the Building, a statement in writing addressed and certifying to Landlord and any current or prospective Mortgagee or purchaser of the Building, and to any other party designated by Landlord, to the extent accurate, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Monthly Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Monthly Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate has no charge, lien or claim of setoff under this Lease or otherwise against Monthly Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; that Tenant does not have the right to extend the Lease Term, or to renew the Lease, or to expand into other space in the Building; and any other matter relating to this Lease or the Premises or the Building, and if so, specifying each such default, matter or item with particularity. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to have additional time to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any current or prospective Mortgagee or purchaser of the Building to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted the right to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

                                   ARTICLE 21
                               ENTRY BY LANDLORD

         21.01 Entry By Landlord. Upon providing at least 24 hours advance notice to Tenant (except in the event of an emergency, when advance notice shall not be required), Landlord may enter the Premises at all reasonable times to: with good cause, inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease.

                                   ARTICLE 22
                         LANDLORD'S LEASE UNDERTAKINGS;
                        TRANSFER OF LANDLORD'S INTEREST

         22.01 Landlord's Lease Undertakings. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the

"Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the Building and real estate of which the Premises are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its property manager, its asset manager, its leasing broker, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

         22.02 Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Building and upon the assumption of Landlord's obligations by the transferee, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Article 22, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Article 22, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

                                   ARTICLE 23
                                HOLDOVER TENANCY

         23.01 Holdover Tenancy. If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Monthly Base Rent payable by Tenant to Landlord with respect to the last month of the Lease Term, plus such Additional Rent as becomes due from time to time during the holdover period. The Base Monthly Rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend, protect and hold harmless Landlord, its beneficiaries, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                                   ARTICLE 24
                                    NOTICES

         24.01 Notices. Any communication, notice or demand of any kind whatsoever that Landlord or Tenant may be required or may desire to give to or serve upon the other shall be in writing and addressed to Landlord at the address set forth Section 1.13 above, and addressed to Tenant at the address set forth in Section 1.14 above, and delivered by personal service, or by Federal Express, DHL or other similar overnight delivery service, or by facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested. Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express, DHL or other similar courier service, the date of delivery to the address of the person to receive such notice; (c) if sent by facsimile transmission, the date transmitted to the person to receive such notice if sent by 5:00 p.m. (San Francisco time) and the next business day if sent after 5:00 p.m. (San Francisco time); or (d) if mailed, two (2) calendar days after depositing same in the U.S. Postal Service. Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least five (5) calendar days before the effective date of such change in the manner provided in this section.

                                   ARTICLE 25
                                    BROKERS

         25.01 Brokers. The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If either party has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, the party engaged in such dealing shall be solely responsible for the payment of any fee due said person or firm and said party shall protect, indemnify, hold harmless and defend the other party from any liability in respect thereto.

                                   ARTICLE 26
                       COMMUNICATIONS AND COMPUTER LINES

         26.01 Communications and Computer Lines.

         (A) Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building or in or serving the Premises, provided that: (i) Tenant shall obtain Landlord's prior written consent, which consent may be conditioned as required by Landlord, (ii) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (iii) Tenant shall pay all costs in connection therewith

Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions.

                  1. Notwithstanding the foregoing, on condition that Tenant delivers to Landlord at least five (5) calendar days advance written notice prior to installation, maintenance, replacement and/or removal of any Lines in the Building or Premises, Landlord's consent to install, maintain, replace or remove any such Lines shall not be required, but only if (a) the cost of said installation, maintenance, replacement or removal is less than $5,000.00, and
(b) said installation, maintenance, replacement or removal does not affect or involve any Building systems or the structure of the Building or the safety of the Building and/or its occupants, and (c) said installation, maintenance, replacement or removal does not adversely affect any other Lines in the Building or Premises.

         (B) Landlord may (but shall not have the obligation to): (i) install new Lines at the Building, and (ii) create additional space for Lines at the Building, and adopt reasonable and uniform rules and regulations with respect to the Lines.

         (C) Notwithstanding anything to the contrary contained in Article 9, Landlord reserves the right to require that Tenant remove any or all Lines installed within or serving the Premises upon termination of this Lease. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (i) any eavesdropping or wire-tapping by unauthorized parties, (ii) any failure of any Lines to satisfy Tenant's requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 27
                                    PARKING

         27.01 Parking. So long as Tenant has not committed an event of default under this Lease which remains uncured following expiration of all applicable during periods, then Landlord shall lease to Tenant and Tenant shall have the right to lease from Landlord up to a total of two hundred twenty-eight (228) unreserved parking spaces, and ten (10) reserved parking spaces. For each unreserved parking space, Tenant shall pay Landlord the prevailing rental rate of Sixty Five and No/100 Dollars ($65.00) per space per month. For each reserved parking space, Tenant shall pay Landlord the prevailing rental rate of One
Hundred Twenty Five and No/l00 Dollars ($125.00) per space per month. All amounts due from Tenant to Landlord for parking space rental shall be deemed Rent and shall be due and payable by Tenant to Landlord along with and in addition to Tenant's payment of Monthly Base Rent for the Premises. The monthly rate for all parking spaces shall be subject to periodic adjustments to the then fair market value charged by other managers and operators of parking spaces situated in the downtown Walnut Creek area (as determined by Landlord in its reasonable discretion). Tenant shall have the right, not more than two (2) times during any calendar year and upon at least sixty (60) calendar days advance written notice to Landlord, to increase or decrease the number of unreserved parking spaces in increments of ten (10) parking spaces per change; provided, however, in no event shall Tenant have the right to lease more than two hundred twenty-eight (228) unreserved parking spaces. Subject to the foregoing, Tenant shall only be obligated to pay for the actual number of the unreserved parking spaces which Tenant utilizes during the Lease Term. Tenant shall not assign, sublease or transfer the rights and use of any or all of the parking spaces to any third party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (however, if Landlord approves a sublease or assignment of the Premises or in the event of a Permitted Transfer, the assignee or sublessee shall have the right to use the number of parking rights set forth in said agreement of sublease or assignment). If offered by Landlord, Tenant shall have the right to purchase discounted validation coupon books, which discount may change from time to time, and may from time to time be limited in volume of books available per month, but not less than one set (a set being one book of full day coupons and one book of 1/2 hour coupons) of discounted validation coupon books per month will be available for Tenant's purchase. In the event Tenant exercises the Option to Extend set forth in Section 3.02 above, and if the exercise includes all (100%) of the Premises, then Tenant shall be entitled to lease from Landlord the same number of unreserved parking spaces and reserved parking spaces as Tenant is entitled to lease pursuant to this Article 27 at one hundred percent (100%) of the then prevailing rate per parking space. However, if upon exercise of the Option to Extend the number of rentable square feet in the Premises is reduced, then the number of unreserved spaces that Tenant shall have the right to lease from Landlord during the Extension Period shall also be reduced to that number which is equal to the number of rentable square feet in the Premises divided by 1,000, multiplied by 3, minus 10 (to account for the reserved parking spaces Tenant will retain).

         (A) Notwithstanding the foregoing, if in the normal course of business Landlord modifies the procedures pursuant to which all tenants and occupants of the Building can increase or decrease the number of parking spaces which they are obligated to lease, then upon Landlord's receipt of a written request from Tenant, Tenant shall be granted substantially the same right to increase or decrease the number of parking spaces to which it is obligated to lease under this Lease.

                                   ARTICLE 28
                                 MISCELLANEOUS

         28.01 Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         28.02 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

         28.03 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         28.04 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         28.05 Survival of Obligations. Any obligations of Landlord or Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant and Landlord shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

         28.06 Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         28.07 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

         28.08 Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         28.09 Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         28.10 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         28.11 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         28.12 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         28.13 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

         28.14 Joint and Several Liability. If either Landlord or Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of said party's obligations hereunder.

         28.15 Exhibits. Exhibit "A" (Outline of Premises), Exhibit "B" (Work Letter Agreement), Exhibit "C" (Rules and Regulations), Exhibit "D" (Suite Acceptance Letter), Exhibit "E" (Special Suite 600 Period Operating Expenses) and Exhibit "F" (Schedule of Janitorial Specifications) are incorporated into this Lease by reference and made a part hereof.

         28.16 Offer to Lease. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease `and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

         28.17 Choice of Laws. Landlord and Tenant hereby submit to local jurisdiction in the State of California and agrees that any action by either party against the other shall be instituted in the County of Contra Costa, State of California, which shall have personal jurisdiction over Landlord and Tenant for any action brought in the State of California.

         28.18 Electrical Service to the Premises. Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, if Tenant elects to provide its own electricity to the Premises and does not require that the same be furnished by Landlord, then the same shall be furnished by an electric utility company serving the Building which is approved by Landlord. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

In said event, Tenant's Percentage Share of Operating Expenses shall be adjusted to include only electricity furnished to the common areas of the Building and Real Property.

         28.19 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Building; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building (but only to the extent that Landlord does not reduce or alter Tenant's signage rights elsewhere set forth in this Lease); (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article 9, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area. Any violation of this provision shall be deemed a material breach of this Lease; (d) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (e) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (f) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees, guests and invitees; (g) to prohibit the placement of video or other electronic games in the Premises other than for use by Tenant's employees, guests and invitees; (h)to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (i) to close the Building after Business Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (j) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (k) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (1) to retain at all times master keys or pass keys to the Premises.

         28.20 Signage Rights. Tenant shall have the right to (a) two (2) identification strips bearing Tenant's name and suite numerals at the main Building directory, (b) two (2) identification strips for each of the sixth and seventh floor lobby directories, (c) one (1) Building standard suite sign located at the entrances of Suites 600 and 700, and (d) the single approximate 3' x 2' identification sign as the same is currently affixed to the lobby on the ground floor of the Building. Tenant shall be responsible for all costs of Tenant's signs outside of the entrance doors to Suites 600 and 700. All graphics of Tenant visible in or from public corridors or the exterior of the Premises shall be subject to Landlord's prior written approval.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD                                     TENANT

CALIFORNIA PLAZA OF WALNUT                   ELECTRONIC ARTS, INC.,
CREEK, INC., a Florida not-for-profit        a Delaware corporation
corporation,
By: HEITMAN CAPITAL                          By: David L. Carbone
    MANAGEMENT CORP.,                           Name: David L. Carbone
    an Illinois corporation, agent              Title: Sr. V.P. Finance

By: Thomas M. BUEDI
    Name: Thomas M. BUEDI
    Title: V.P.

                                  EXHIBIT "A"
                             FLOOR PLAN OF PREMISES

                                 TO BE ATTACHED

FLOOR LEVEL 6

                               [GRAPHIC OMMITTED]

FLOOR 6
Office Square Footage

FLOOR LEVEL 7

                               [GRAPHIC OMMITTED]

FLOOR 7
Office Square Footage

                                  EXHIBIT "B"
                             WORK LETTER AGREEMENT

                             [Tenant Performs Work]

         This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Office Lease (the "Lease") between ELECTRONIC ARTS, INC., a Delaware corporation, as "Tenant", and CALIFORNIA PLAZA OF WALNUT CREEK, INC., a Florida not-for-profit corporation as "Landlord", relating to demised premises ("Premises") in the building ("Building") commonly known as CALIFORNIA PLAZA OF WALNUT CREEK, which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

         For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

         1. Work. Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the "Work") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant's satisfaction of the conditions specified in this work letter Agreement, Tenant shall be entitled to Landlord's Contribution (as defined in Paragraphs 8[b] and 8[c] below.

         2. Pre-Construction Activities.

                  (a) Prior to the commencement of any Work in the Premises, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                           (i) A detailed  critical path  construction  schedule
containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

                           (ii) An itemized statement of estimated  construction
cost, including fees for permits and architectural and engineering fees.

                           (iii)  Evidence   satisfactory  to  Landlord  in  all
respects of Tenant's ability to pay the cost of the Work as and when payments become due.

                           (iv) The names and addresses of Tenant's  contractors
(and said contractor's subcontractors) and materialmen to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

                           (v)  Certified   copies  of  insurance   policies  or
certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

                           (vi)  Payment  and  performance   bonds  for  all  of
Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as a dual obligee.

                           (vii)  The  Plans (as  hereinafter  defined)  for the
Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

                           Tenant  will  update  such  information  and items by
notice to Landlord of any changes.

                  (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within ten (10) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant's premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs.

                  (c) No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(a) above, and (ii) all necessary building permits have been applied for and obtained by Tenant.

         3. Landlord's Costs and Expenses. Within thirty (30) calendar days from receipt of written notice thereof, Tenant shall pay Landlord, as additional Rent, an amount equal to (a) the fees, costs and expenses paid or incurred by Landlord to attorneys, architects, engineers and other consultants to review the Lease, the Plans and/or to coordinate the Work, (b) all equipment, materials and other items used by Landlord and/or its consultants in reviewing the Plans and/or coordinating the Work, and (c) the gross salaries of Landlord's employees (prorated to reflect the actual time spent reviewing the Plans and/or coordinating the Work).

         4. Change Orders. All material changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the payment of Rent and other obligations therein set forth.

         5. Standards Of Design And Construction And Conditions Of Tenant's Performance. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 5, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

                  (a) Tenant's Approved Plans and the design, construction, installation and performance of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters. Further, if Tenant's design, construction, installation and/or performance of the Work triggers any governmental requirement that Landlord must cause any other part of the Building to comply with statutes, ordinances, regulations, laws and/or codes, then Tenant agrees to and shall pay all (100%) of the cost of said compliance.

                  (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant's failure to obtain such permits shall not cause a delay in the obligation to pay Rent or any other obligations set forth in the Lease.

                  (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

                  (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building. Landlord shall notify Tenant of its election to perform the foregoing at the time Tenant submits the Plans for Landlord's review and consent.

                  (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors' warranties of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

                  (f) Tenant and Tenant's Contractors shall make all reasonable efforts and take all reasonable steps appropriate to assure that all construction activities do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If reasonably required by Landlord, the Premises shall be sealed off from the balance of the office space on the floor(s) containing the Premises so as to minimize the dispersement of dirt, debris and noise.

                  (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the obligation to pay Rent or any other obligations therein set forth.

                  (h) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord's standard rates then in effect. Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

                  (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work.

                  (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall after construction has commenced diligently prosecute said construction to completion. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraphs 7 and 8 below.

                  (k) Tenant shall not materially or substantially deviate from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

                  (1) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

                  (m) Tenant shall impose on and enforce all applicable terms of this Work Letter Agreement against Tenant's architect and Tenant's Contractors.

         6. Insurance and Indemnification.

                  (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's
Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

                           (i) Worker's  Compensation  and Employer's  Liability
Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

                           (ii)   Comprehensive   General  Liability   Insurance
(including Contractors' Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.

                           (iii) Comprehensive  Automobile  Liability Insurance,
including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                           (iv)  "All-risk"  builder's  risk  insurance upon the
entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said
"all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

         All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

                  (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens, the cost of any repairs to the Premises or the Building necessitated by activities of Tenant or Tenant's Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the California Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except to the extent such claims, liabilities and losses are directly caused by the gross negligence or willful misconduct of Landlord. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

         7. Landlord's Contribution; Excess Amounts.

                  (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a reasonably detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

                  (b) Upon  completion of the Work and Tenant's  satisfaction of all requirements set forth in this Work Letter Agreement, Landlord shall make a dollar contribution in the amount not to exceed Three Hundred Ninety Six Thousand One Hundred Sixty and No/100 Dollars ($396,160.00) (which is Five
Dollars ($5.00) per square foot of Rentable Area in the Premises) for application to the extent thereof to the cost of the Work ("Landlord's Contribution"). If the cost of the Work exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. Tenant may allocate Landlord's Contribution to Suite 600 or Suite 700 at Tenant's discretion, and if the cost of the Work originally undertaken in one part of the Premises is less than Landlord's Contribution, Tenant shall be entitled at a later date to commence additional Work in the Premises and use the balance of Landlord's Contribution. However, under no circumstance shall Tenant be entitled to receive any payment or credit for any unused Landlord's Contribution. Notwithstanding the foregoing: (i) Landlord may deduct from Landlord's Contribution any amounts due to Landlord or its architects or engineers under this Work Letter before disbursing any other portion of Landlord's Contribution; and (ii) on May 31,2003 Landlord's obligation to make any further contributions of Landlord's Contribution to Tenant (whether or not the same has theretofore been made in whole or in part) shall terminate, expire and have no further force or effect.

         8. Miscellaneous.

                  (a) If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

                  (b) Time is of the essence of this Work Letter Agreement.

                  (c) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he has signed.

                  (d) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

                  (e) Notices under this Work Letter shall be given in the same manner as under the Lease.

                  (f) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

                  (g) The headings set forth herein are for convenience only.

                  (h) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

                  (i) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

         9. Project Manager. Tenant agrees to designate a person or persons on its staff to coordinate, monitor and supervise the construction and installation of the Work. Said person(s) must be experienced in supervising the design, construction and installation of improvements such as the Work in premises such as the Premises, and shall serve as the liaison between Landlord and Tenant with respect to the Work. Such person(s) must become familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such person(s) shall be accountable and responsible to Tenant and to Landlord. The entire cost and expense of such person(s) shall be borne and paid for by Tenant.

         10. Exculpation Of Landlord, Heitman Capital Management Corp., and Transwestern Commercial Services. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

                  (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and

                  (b) Except to the extent of Landlord's  interest in Landlord's
Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corp., Transwestern Commercial Services, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

/
/
/
/
/
/

         IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 1st day of February, 2001.

LANDLORD                                  TENANT
CALIFORNIA PLAZA AT WALNUT                ELECTRONIC ARTS, INC.,
CREEK, INC., a Florida not-for-profit     a Delaware corporation,
corporation,

By: HEITMAN CAPITAL                       By: David L. Carbone
    MANAGEMENT CORP.,                        Name: David L. Carbone
    an Illinois corporation, agent           Title: Sr. V.P. Finance

        By: Thomas M. BUEDI
        Name: Thomas M. BUEDI
        Title: V.P.

                                   SCHEDULE 1

                             COPIES OF INITIAL PLAN


           [Type description of Initial Plans on this cover sheet and attach copies of such plans after this page.]

                                  EXHIBIT "C"
                             RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

         2. No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         3. No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

         4. The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

         6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

         7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal Purposes.

         8. No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

         9. No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

         10. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

         11. No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         13. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors. Landlord will not be responsible loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

         14. No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

         15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building complex and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

         16. Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 7:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord. Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by the closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

         17. Any outside contractor employed by any tenant shall, while in the Building, be subject to the prior written approval of Landlord and subject to the Rules and Regulations of the Building. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

         18. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

         19. The requirements of tenants will be attended to only upon application to the office of the Building Manager in the Building.

         20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         21. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

         22. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         23. There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         24. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

         25. No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

         26. Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun's rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

         27. All areas of the parking garage, parking ramps and areas, pedestrian walkways, plazas, and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

         28. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         29. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable "no-smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant's Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord. If required by applicable ordinance, Tenant shall provide smoking areas within Tenant's Premises.

                                  EXHIBIT "D"
                           SUITE ACCEPTANCE AGREEMENT

Tenant Name:    ELECTRONIC ARTS, INC.
Lease Dated:
Premises:       Suites 600 and 700
Building:       2121 North California Boulevard, Walnut Creek, California 94596
Name of Tenant's Contact: _______________________ Phone #:_______

Ladies and Gentlemen:

         As a representative of the referenced Tenant, I/we certify that: (a) Tenant has occupied Suite 600 prior to the date of this Lease pursuant to a previous lease and accept Suite 600 in its current "as is" condition; and (b) Tenant has physically inspected Suite 700 and its improvements with __________________, a representative of the Landlord. Except as set forth below, I/we accept the improvements constructed and installed in Suite 700 in their "as is" condition and verifies that the same comply with all the requirements indicated in the Lease. I/we also verify that the following information is true, accurate and may be relied on by Landlord:

Commencement Date:                      February 1,2001
Date First Lease Year Commenced:        February 1,2001
Rent Commencement Date for Suite 700:   February 1,2001
Rent Commencement Date for Suite 600:   February 1,2001
Expiration Date of Initial Lease Term:  January 31, 2009
Date Keys To Suite 700 Delivered:       February 1,2001
Suite 700 Items Requiring Attention:    (i) Water leak at sliding glass doors.
                                        (ii) To the extent required  pursuant to
the Letter Agreement dated February 8,2001 between Landlord and Blue Cross, any remediation work in connection with possible mold spores in Suite 700.

TENANT

ELECTRONIC ARTS, INC.,
a Delaware corporation

By:_________________________________    Date:______________________
   Name:____________________________
   Title:___________________________

                                  EXHIBIT "E"

             SCHEDULE OF OPERATING EXPENSES CHARGEABLE TO SUITE 600
                        DURING SPECIAL SUITE 600 PERIOD

         A. Operating Expenses. "Operating Expenses" shall mean all reasonable costs, expenses and disbursements incurred in connection with the ownership and operation of the Building and such additional facilities as Landlord may determine to be necessary to the operation of the Building. All Operating Expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Operating Expenses shall include all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and supporting facilities of the Building. Operating Expenses shall include, but not be limited to, the following:

                  (i) Wages, salaries and related expenses and benefits of all onsite and offsite employees or agents engaged in the operation, maintenance and security of the Building, and the costs of an office in the Building, incurred by Landlord.

                  (ii) Equipment rental and all supplies and materials used in the operation and maintenance of the Building.

                  (iii) Utilities, including water and power, heating, lighting, air conditioning and ventilating for the entire Building.

                  (iv) All maintenance, janitorial and service agreements for the Building and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance.

                  (v) A management cost recovery equal to three percent (3%) of all Rental derived from the Building.

                  (vi) Building legal expense and accounting costs, including the costs of audits by certified public accountants.

                  (vii) All insurance premiums and costs, including but not limited to, the premiums and costs of fire, casualty and liability coverage, rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building and Landlord's property used in connection therewith.

                  (viii) Repairs, replacements and general maintenance (excluding repairs and general maintenance paid from proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

                  (ix) All maintenance costs relating to public and service areas of the Building, including, but not limited to, sidewalks, landscaping, service areas, mechanical rooms and Building exteriors.

                  (x) All taxes, service payments in lieu of taxes, annual or periodic license or use fees, excises, transit charges, housing fund assessments, other assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, its operations, or on the entering of this Lease, or on the use or occupancy of the Building, or the Rent (or any portion of component thereof), or imposed by recorded covenants, conditions and restrictions upon the Building, including any other tax, fee, and other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other tax or fee whether or not now customary or in the contemplation of the parties on the date of this Lease except (a) inheritance or estate taxes imposed upon or assessed against the Building, or any part thereof or interest therein, and (b) taxes computed upon the basis of the net income derived from the Building by Landlord or the owner of any interest therein.

                  (xi) Amortization over a period consistent with generally accepted accounting principles, of capital improvements made to the Building which will (a) improve the operating efficiency of the Building (but only to the extent of savings), or (b) which may be required by any governmental authorities.

                  (xii) All costs and expenses of additional services supplied by Landlord to the Building in the future.

                  (xiii) Any unreimbursed amounts paid to satisfy any judgments, claims or liens arising from third party vendor claims for Operating Expenses during the course of Building operations during the Term of this Lease, exclusive of penalties and other than costs which Landlord must bear under this Lease.

         B. Exclusions From Operating Expenses. Notwithstanding the foregoing, the Operating Expenses shall not include the following:

                  (i) Any ground lease or underlying lease rental;

                  (ii)  Capital   improvements   and  equipment  which  are  not
consistent with the capital improvements referred to above;

                  (iii) Repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds, warranties or guaranties;

                  (iv) Construction and installation of tenant improvements, renovations, or decorations made for tenants or other occupants in the Building or for vacant tenant suites within the Building, including, without limitation, fees and costs for space planning, architectural drawings, construction, permits, licenses and inspection;

                  (v) Costs incurred in connection with negotiations and transactions with present or prospective tenants or other occupants of the Building for leases, subleases, assignments and other related transactions, including, without limitation, attorneys' fees for such negotiations and transactions;

                  (vi) Sums paid to Landlord or to subsidiaries or to the Building to the extent that such sums exceed the costs of such goods and or service which would be rendered by unaffiliated third parties on a competitive basis;

                  (vii) Interest, principal, points and fees on debts or amortization on any mortgage or any other financing instrument encumbering the Building.

                  (viii) Landlord's general corporate overhead and general and administrative expenses other than the management fee and reasonable general and administrative expenses related to the Building;

                  (ix) Rental payments incurred under leases for capital equipment where such leases are capitalized under the tax basis accounting principles to the extent such capital equipment are not covered under the Lease. Landlord shall allocate to Operating Expenses only such costs for capital equipment incurred as Landlord may reasonably determine are attributable to such services performed for the Building;

                  (x) All  items  and  services  for  which  Tenant or any other
tenant  in  the  Building   directly   reimburses  or  which  Landlord  provides
selectively to one or more tenants (other than Tenant) without reimbursement;

                  (xi)   Marketing   costs,   including   leasing   commissions,
advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

                  (xii) Electric power costs for which any tenant directly contracts with the local public service company and which are paid for by any such tenant;

                  (xiii) Upgrading the Building to comply with handicap, life safety, fire and safety as to the extent Landlord was in violation of such codes; provided, Landlord shall have the right to include such upgrading costs in the Operating Expenses in order to comply with any code or law of which Landlord was not in violation of as of the Term Commencement date;

                  (xiv) The cost to remove or encapsulate the presence of hazardous materials or substances in or about the Building or Building, including, without limitation, hazardous substances in the ground water or soil to the extent said hazardous material or substance was not caused by the Tenant;

                  (xv) Landlord's charitable or political contributions;

                  (xvi) Sculpture, paintings or other objects of art;

                  (xvii) Legal fees and expenses incurred in connection with the enforcement of any leases or defense of Landlord's title to or interest in the Building;

                  (xviii)  Wages/benefits  of all on-site Building  employees or
property/asset   management  employees  above  the  classification  of  property manager;

                  (xix) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or information returns when due;

                  (xx) The cost of completing any punch-list work.

         C. Gross-Up Provision. Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during any year of the Term, an adjustment shall be made in computing the Operating Expenses for such year so that Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year.

         D. Adjustments. Notwithstanding any other provision herein to the contrary:

                  (i) Tenant's obligation to pay Tenant's Percentage Share of increases in the Operating Expenses shall except as provided below, be limited such that Tenant's obligation to pay such increases shall not exceed a six percent (6%) increase per year above the preceding year's Operating Expenses ("Operating Expense Cap") on all items comprising the Operating Expenses as set forth hereinabove, except for the following items, which items comprise a portion of the Operating Expenses of the Building to which the Operating Expense Cap shall not apply.

                           1. All utility costs;

                           2. Extra tenant service charges;

                           3. Real Estate taxes and assessments;

                           4. Special  governmental  and municipal  assessments,
special taxes, or mandated capital improvement costs; and

                           5. All insurance costs for the Building,  operations,
maintenance and replacement.

         The items referred to above as 1 through 5 are herein referred to as the "Non-Capped Operating Expenses". All Operating Expenses which are not herein defined as Non-Capped Operating Expenses may be referred to herein as the "Capped Operating Expenses".

                  (ii) The Operating Expense Cap set forth above shall not apply to any costs of any service(s) provided by Landlord other than the basic services described in this Lease, and shall not apply to the costs of any service(s) provided by Landlord (1) during hours other than normal Building hours of operation, (2) on Saturday afternoons, (3) on Sundays, or (4) on holidays.

                                  EXHIBIT "F"

                           JANITORIAL SPECIFICATIONS
                           BUILDING STANDARD SERVICES

OFFICES

1. NIGHTLY SERVICES

   a. Vacuum all carpeted areas.

   b. Dust all clear surfaces with treated dust cloths.

   c. Empty all wastebaskets and other trash containers. Liners changed when needed.

   d. Dust mop all resilient and composition floors with treated dust mops. Spot mop to remove spills and stains as required.

   e. Dust and spot clean walls as necessary.

   f. Remove all trash from floors to the designated trash areas.

   g. Polish all metal surfaces as necessary.

   h. Remove fingerprints, dirt, smudges, graffiti, etc., from all doors, door frames, glass partitions, windows, light switches, walls, elevator lobby and elevator door jambs.

   i. Clean, sanitize, polish drinking fountains.

   j. Dust and remove debris from all metal door thresholds and ventilating louvers within reach.

   k. Clean lobby elevator brightwork as necessary.

   1. Return chairs and wastebaskets to proper positions.

   m. Secure all lights as soon as possible each night.

2. WEEKLY SERVICES

   a. Dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, wood paneling, molding, etc.

   b. Dust inside of all door brightwork.

   c. Spot clean and polish all brightwork.

   d. Lower all blinds.

   e. Spray buff all building standard resilient composition flooring.

3. MONTHLY SERVICES

   a. Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air conditioning diffusers and return grilles, tops of partitions, picture frames, window blinds, etc.

   b. Vacuum upholstered furniture.

   c. Edge vacuum all carpeted areas.

4. SEMI-ANNUAL SERVICES

   a. Strip and wax all building standard resilient composition flooring.

   b. Clean all sidelights in tenant suites.

5. ANNUAL SERVICES

   a. Dust ceiling surfaces, other than acoustical ceiling materials.

RESTROOM SERVICES SPECIFICATIONS

1. NIGHTLY SERVICES

   a. Restock all restrooms with supplies, including paper towels, toilet tissue, seat covers and hand soap as required.

   b. Remove stains, descale toilets, urinals, sinks as required.

   c. Restock all sanitary napkin and tampon dispensers.

   d. Wash and polish all mirrors, dispensers, faucets, flushometers and brightwork with nonscratch disinfectant cleaner. Wipe dry all sinks.

   e. Wax and sanitize all countertops with disinfectant cleaner.

   f. Mop all restroom floors with disinfectant cleaner.

   g. Empty and sanitize all waste and sanitary napkin and tampon receptacles.

   h. Remove all restroom trash.

   i. Spot clean all fingerprints, marks and graffiti from walls, partitions, glass, aluminum and light switches as required.

   j. Report  all  mechanical  deficiencies,  e.g.,  faucet  leaks  to  Property
      Manager.

2. WEEKLY SERVICES

   a. Dust all low reach and high reach areas, including but not limited to, structural ledges, mirror tops and edges, air-conditioning diffuses and return air grilles.

3. MONTHLY SERVICES

   a. Wipe down all tile walls and metal partitions. Partitions shall be left clean and unstreaked.

   b. Clean all ventilation grilles.

4. QUARTERLY SERVICES

   a. Clean and reseal all ceramic tile floors, using approved sealers.

MAIN BUILDING LOBBY, ELEVATOR LOBBIES AND PUBLIC CORRIDORS

   To be performed by Day Porter and Night Janitors

1. DAILY SERVICES

   a. Spot clean all exterior glass at building entrances.

   b. Spot clean all brightwork including door hardware, kick plates, base framing, partition top, handrails, waste receptacles, planters, elevator call button plates, fire extinguisher cabinets, hose cabinets and any other visible hardware.

   c. Clean all door saddles of dirt and debris.

   d. Spot clean, vacuum, sweep and damp mop all flooring as required.

   e. Spot clean and dust director boards.

   f. Empty, clean and sanitize as required, all waste baskets and refuse containers.

   g. Vacuum all carpets.

   h. Spot clean all elevator doors and frames.

   i. Empty and recycle sand urns and ashtrays.

   j. Clean, polish, sanitize all public telephones.

   k. Spot clean all wall surfaces.

   1. Police lobby and public corridors, keep in clean condition, spot mop spillage, and dust and vacuum as necessary.

   m. Police all stairwells and maintain in clean condition.

   n. Dust all railings necessary.

   o. Sweep, mop and buff all lobby flooring.

2. WEEKLY SERVICES

   a. Change sand in urns.

3. MONTHLY SERVICES

   a. Sweep all stairwells.

   b. Clean all brass and architectural brass interior finishes.

   c. Clean, polish light fixtures.

   d. Dust all high reach areas, including but not limited to, structural and architectural ledges, door frames, grilles, artwork, etc.

PASSENGER ELEVATOR CLEANING SPECIFICATIONS

1. NIGHTLY SERVICES

   a. Spot clean and polish interior surface of cab walls, door and panels.

   b. Spot clean and polish outside surfaces of all elevator doors and frames.

   c. Sweep, mop and buff elevator cab flooring.

   d. Clean all thresholds.

2. WEEKLY SERVICES

   a. Clean entire interior.

   b. Wipe clean cab ceiling.

EXTERIOR GROUNDS

1. NIGHTLY SERVICES

   a. Sweep trash receptacle areas.

   b. Police immediate grounds and landscape areas keeping litter debris to a minimum.

DAY PORTER DUTIES

   a. Vacuum all elevator cabs daily.

   b. Spot clean glass in lobbies, clean sand urns and spot mop lobbies as necessary.

   c. Check restrooms for adequate supplies. Spot clean as necessary.

   d. Check exterior perimeter of building and pick up any trash or litter.

                       TERMINATION OF ORIGINAL LEASE AND
                              CONSENT TO SUBLEASE

         THIS TERMINATION OF ORIGINAL LEASE AND CONSENT TO SUBLEASE (this "Agreement") is made to be effective as of January 31, 2001 ("Effective Date") by and among CALIFORNIA PLAZA OF WALNUT CREEK, INC., a Florida not for-profit-corporation ("Landlord"), ELECTRONIC ARTS , INC., a Delaware corporation ("Tenant" and/or "Sublessor", as the context dictates), and BLUE CROSS OF CALIFORNIA, a California corporation ("Sublessee").

                                    RECITALS

         A. Air Liquide Corporation ("Air Liquide") leased the entire seventh floor ("Suite 700") plus other space in the building ("Building") located at 2121 North California Blvd, Walnut Creek, California, pursuant to an office lease with Landlord dated September 16, 1985 (the "Air Liquide Lease"). On August 14, 1995, Air Liquide subleased Suite 700 to Blue Cross of California ("Air Liquide/Blue Cross Sublease"). The term of the Air Liquide Lease and the term of the Air Liquide/Blue Cross Sublease expired on January 31, 2001.

         B. Tenant leased the entire sixth floor ("Suite 600") in the Building pursuant to a separate lease agreement with Landlord dated June 2, 1995 ("Tenant's Original Lease"). Pursuant to Tenant's Original Lease, and on or about October 23, 2000, Tenant exercised its right of first opportunity to lease Suite 700 ("Right to Lease"). Following exercise of the Right to Lease, Tenant approached Blue Cross in connection with entering into a new sublease for Suite 700 following expiration of the Air Liquide/Blue Cross Sublease. In December, 2000, Tenant and Blue Cross executed a new sublease agreement for Suite 700 ("First EA/Blue Cross Sublease"), the term of which was to commence at expiration of the Air Liquide Lease.

         C. Subsequently, Landlord and Tenant entered into negotiations for a new master lease pursuant to which Tenant would lease Suite 600 and Suite 700 in the Building, and the parties would concurrently terminate Tenant's Original Lease.

         D. Landlord and Tenant now intend to execute and deliver to one another that certain office lease ("Master Lease") for the premises ("Master Premises") located in the building ("Building") at 2121 North California Blvd, Walnut Creek, California, and terminate Tenant's Original Lease. The Master Premises consist of Suite 600 and Suite 700. Suite 600 contains approximately 42,398 rentable square feet, Suite 700 contains approximately 36,834 rentable square feet, and the entire Master Premises contains a total of approximately 79,232

                                        1            February 20, 2001 (11:50am)
rentable square feet.

         E. As a consequence of the foregoing, Tenant and Blue Cross have agreed to terminate the First EA/Blue Cross Sublease and substitute in its place the "Second EA/Blue Cross Sublease" in the form attached hereto as Exhibit "A" and incorporated herein by reference.

         F. A condition  to  execution  and delivery of the Master Lease is that
(i) Landlord consent to the Second EA/Blue Cross Sublease, (ii) Tenant and Blue Cross terminate the First EA/Blue Cross Sublease, and (iii) Landlord and Tenant terminate Tenant's Original Lease.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth in the Master Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

         1. Recitals. The foregoing Recitals are incorporated by reference as if fully set forth herein.

         2. Landlord's Agreement. Subject to the terms and conditions of this Agreement, Landlord hereby consents to the Second EA/Blue Cross Sublease.

                  a. Landlord hereby agrees, for the benefit of Tenant and Sublessee, that the provisions of Sections 14.02, 14.03, 14.04 and 14.06 of the Master Lease shall not apply to the foregoing consent of Landlord to the Second EA/Blue Cross Sublease; provided, however, said Sections of the Master Lease shall apply to any and all further assignments, subleases or sub-subleases that may in the future be proposed by Tenant or Sublessee with respect to the Second EA/Blue Cross Sublease or to the subleased premises which are the subject of the Second EA/Blue Cross Sublease.

         3. Termination of Tenant's Original Lease. Landlord and Tenant hereby terminate Tenant's Original Lease.

         4. Termination of First EA/Blue Cross Sublease. Pursuant to the terms and conditions set forth in that certain Sublease Termination Agreement by and between Tenant and Sublessee dated to be effective as of February 1, 2001 (a copy of which is attached hereto as Exhibit "B" and incorporated herein by reference), the First EA/Blue Cross Sublease has been terminated as of the Effective Date of this Agreement.

         5. Subordination to Master Lease. The Second EA/Blue Cross Sublease shall be subject and subordinate at all times to the Master Lease and to all of its terms, covenants, conditions, provisions and agreements. Sublessor and Sublessee agree that to the extent any terms, conditions, covenants or provisions of the Second EA/Blue Cross Sublease are inconsistent or in conflict with, or contrary to, any terms, conditions, covenants or provisions of the Master Lease, the inconsistent, conflicting or contrary terms, conditions and provisions

                                        2            February 20, 2001 (11:50am)
of the Second EA/Blue Cross Sublease are deemed revoked as to Landlord, and the terms, conditions, covenants and provisions of the Master Lease shall govern. As to Landlord, the terms and conditions of this Agreement and the Master Lease shall prevail over any contrary terms and conditions of the Second EA/Blue Cross Sublease.

         6. Effect of the Second EA/Blue Cross Sublease and Consent to Sublease. Sublessor and Sublessee each agree that neither the Second EA/Blue Cross Sublease nor this Agreement shall in any case:

                  a. release or discharge Sublessor, as Tenant, from any liability or obligation under the Master Lease;

                  b. be construed as a Agreement by Landlord to any further subleasing either by Tenant under the Master Lease or by Sublessor or by Sublessee under the Second EA/Blue Cross Sublease, of any portion of the Master Premises or Suite 700.

                  c. modify, waive or affect (i) any of the provisions, covenants or conditions of the Master Lease, (ii) any of Sublessor's obligations as the Tenant under the Master Lease or (iii) any of Landlord's rights or remedies under the Master Lease; or

                  d. be construed as extending the term of the Master Lease beyond that which is provided therein.

         7. Assignment. This Agreement shall not be assignable by operation of law or otherwise.

         8. Relationship. Except as set forth specifically herein, notwithstanding anything to the contrary which may be contained in the Second EA/Blue Cross Sublease, no privity of contract or estate shall exist between Landlord and Sublessee by reason of this Agreement or the Second EA/Blue Cross Sublease, and Landlord is neither a party to, nor obligated to perform or refrain from performing, any act under the Second EA/Blue Cross Sublease.

         9. Alterations and Improvements. Sublessees and Sublessor each understands, acknowledges and agrees that Landlord's consent granted herein is not a consent to any improvement or alteration work to be performed, and that Landlord's consent thereto must be separately sought if and to the extent provided in the Master Lease and will not necessarily be given.

         10. Examination of the Master Lease. Sublessee, by the execution of this Agreement, acknowledges and represents to Landlord that Sublessee has received a copy of, has examined and is familiar within each and every of the terms, provisions and conditions of the Master Lease.

                                        3            February 20, 2001 (11:50am)

         11. Attornment to Landlord. In the event of the termination of the Master Lease, Landlord shall have the option, in its sole and absolute discretion, upon thirty (30) days advance written notice to Sublessee, (a) to terminate the Second EA/Blue Cross Sublease, in which event all of Sublessee' s rights and obligations thereunder shall terminate, or (b) to keep the Second EA/Blue Cross Sublease in full force and effect as a direct Master Lease between Landlord and Sublessee, in which event Sublessee shall automatically attorn to Landlord thereunder. Such attornment shall be self-operative, provided, however, upon Landlord's written request, Sublessee shall within ten (10) days of demand therefore execute any instruments or other documents which may be required by Landlord to memorialize such attornment.

         12. Landlord's Right to Collect Rent from Sublessee. Sublessor and Sublessee acknowledge and agree that, in accordance with the Master Lease, in the event of a default by Tenant under the Master Lease which remains uncured beyond any applicable cure period, Landlord has the right, power and authority, but not the obligation, to collect rents due to Tenant, as Sublessor, from Sublessee and apply said rents toward any and all amounts due to Landlord from Tenant under the Master Lease, upon delivery of written notice to Sublessor and Sublessee. Notwithstanding the acceptance of the payment of rent from Sublessee as a result of any default by Sublessor, as Tenant under the Master Lease, or any other payment of rent from Sublessee directly to Landlord regardless of the circumstances or reasons therefore, such payment of rent by Sublessee shall in no manner whatsoever be deemed an attornment by Sublessee to Landlord, or serve to release Sublessor, as Tenant, from any liability under the terms, covenants, conditions and provisions under the Master Lease, in the absence of a specific written agreement signed by Landlord to such effect. Notwithstanding the foregoing (a) any rents accepted by Landlord from Sublessee shall be applied toward sums due for the leased premises which are the subject of the Second EA/Blue Cross Sublease, and (b) on condition that Sublessee has not committed a breach or default under the Second EA/Blue Cross Sublease which remains uncured beyond any applicable cure period, Landlord will not terminate the Second EA/Blue Cross Sublease prior to expiration of any period for which Landlord has accepted rent from Sublessee.

         13. Brokerage Fees. Sublessor and Sublessee each jointly and severally agree that: (a) Landlord shall not be liable under any circumstances for any brokerage commission or other similar charge or expense in connection with the Second EA/Blue Cross Sublease, and (b) Sublessor and Sublessee shall each indemnify, defend and hold Landlord and each and all of its shareholders, officers, employees, agents, affiliates, lenders and advisors (collectively, "Landlord Indemnitees") harmless from and against all claims, demands, proceedings, losses, obligations, liabilities, causes of action, suits, judgments, damages, penalties, costs and expenses (including, without limitation, attorneys' fees and court costs) (collectively "Claims, Losses and Costs") resulting from any claims that may be asserted against Landlord by any broker, agent, finder, person or entity who claims a right to compensation or commission with respect to the Second EA/Blue Cross Sublease.

/
/

                                        4            February 20, 2001 (11:50am)

         14. Representations and Authority.

                  a. Sublessor. Sublessor hereby represents and warrants to Landlord as follows:

                           (i)  Authority.  Sublessor  has the  full  right  and
authority to enter into the Second EA/Blue Cross Sublease and this Agreement and the person signing the Second EA/Blue Cross Sublease and this Agreement on behalf of Sublessor is duly authorized to do so. The Second EA/Blue Cross
Sublease and this Agreement are legal, valid, and binding obligations of Sublessor and are enforceable against Sublessor in accordance with their respective terms.

                           (ii) Ownership of Master Leasehold: No Assignment: No
Other Agreements. As of the effective date of this Agreement, (i) it is sole owner of the Tenant's interest in the Master Lease, (ii) except as set forth in this Agreement, it had not made any assignment, sublease, transfer, conveyance, hypothecation, or other disposition of the Master Lease, or any interest therein, and (iii) there are no other agreements (written or otherwise) of any kind between Sublessor and Sublessee in connection with the subleased premises which are the subject of the Second EA/Blue Cross Sublease except for the First EA/Blue Cross Sublease (which is being terminated concurrently herewith), Second EA/Blue Cross Sublease and this Agreement.

                  (b) Sublessee. Sublessee hereby represents and warrants to Landlord as follows:

                           (i)  Authority.  Sublessee  has the  full  right  and
authority to enter into the Second EA/Blue Cross Sublease and this Agreement; and the person signing the Second EA/Blue Cross Sublease and this Agreement on behalf of Sublessee is duly authorized to do so. The Second EA/Blue Cross
Sublease and this Agreement are legal, valid, and binding obligations of Sublessee and are enforceable against Sublessee in accordance with their respective terms.

                           (ii) No Other Agreements. As of the effective date of
this Agreement, there are no other agreements (written or otherwise) of any kind between Sublessor and Sublessee in connection with the subleased premises which are the subject of the Second EA/Blue Cross Sublease except for the First EA/Blue Cross Sublease (which is being terminated concurrently herewith), the Second EA/Blue Cross Sublease and this Agreement.

                  (c) Landlord. Landlord has the full right and authority to enter into this Agreement and the person signing this Agreement on behalf of Landlord is duly authorized to do so. This Agreement is a legal, valid, and binding obligation of Landlord and is enforceable against Landlord in accordance with its terms.

                                        5            February 20, 2001 (11:50am)

         15. No Right to Self-Insure. Sublessee hereby acknowledges and agrees that is has no right under the Second EA/Blue Cross Sublease to self-insure any of its insurance obligations thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

LANDLORD:         CALIFORNIA PLAZA OF WALNUT CREEK, INC.,
                  a Florida not-for-profit corporation,

                  By: HEITMAN CAPITAL
                      MANAGEMENT CORP.,
                      an Illinois corporation, agent,

                      By: Thomas M. BUEDI
                          Name: Thomas M. BUEDI
                          Title: V.P.

TENANT/SUBLESSOR: ELECTRONIC ARTS, INC., a Delaware corporation,

                      By: David L. Carbone
                          Name: David L. Carbone
                          Title: Sr. V.P. Finance

                      By: ___________________________
                          Name: _____________________
                          Title: ____________________

SUBLESSEE:        BLUE CROSS OF CALIFORNIA, a California corporation,

                      By: John Sieman
                          Name: John Sieman
                          Title: Vice President

                      By: ___________________________
                          Name: _____________________
                          Title: ____________________

                                        6            February 20, 2001 (11:50am)

                                  EXHIBIT "A"


                  ATTACH COPY OF SECOND EA/BLUE CROSS SUBLEASE


                                        1            February 20, 2001 (11:50am)